AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            TWO RIVERS WATER COMPANY,

                                   TRWC, INC.

                                       AND

                              TWO RIVERS BASIN, LLC

                                   DATED AS OF

                               SEPTEMBER 14, 2010




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ARTICLE 1 CERTAIN DEFINITIONS..................................................1

     1.1    Certain Definitions................................................1
     1.2    Index to Certain Defined Terms.....................................6


ARTICLE 2 MERGER...............................................................7

     2.1    Merger.............................................................7
     2.2    Closing............................................................7
     2.3    Effective Time.....................................................7
     2.4    Articles of Incorporation..........................................8
     2.5    Bylaws.............................................................8
     2.6    Directors..........................................................8
     2.7    Officers...........................................................8
     2.8    HCIC...............................................................8


ARTICLE 3 MANNER OF EXCHANGING STOCK...........................................8

     3.1    Exchange of Stock in Merger........................................8
     3.2    Closing Procedures.................................................9
     3.3    Unpaid Obligations................................................10
     3.4    Investor Rights and Restrictions..................................10
     3.5    Release and Waiver................................................10


ARTICLE 4 REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY................11

     4.1    Organization, Standing and Power..................................11
     4.2    Authorization and Approval........................................11
     4.3    No Conflict or Violation..........................................11
     4.4    Consents and Approvals............................................12
     4.5    Equity Interests..................................................12
     4.6    Subsidiaries; Other Affiliates; Agent.............................13
     4.7    Books and Records.................................................13
     4.8    Absence of Undisclosed Liabilities................................13
     4.9    Absence of Certain Changes or Events..............................13
     4.10   Personal Property.................................................14
     4.11   Real Property; Water Rights.......................................15
     4.12   Contracts.........................................................15
     4.13   Intellectual Property.............................................16
     4.14   Tax Matters.......................................................16
     4.15   Employee Benefit Plans............................................18
     4.16   Assets............................................................18
     4.17   Litigation........................................................18
     4.18   Compliance With Laws..............................................18
     4.19   Environmental Matters.............................................19
     4.20   Governing Provisions..............................................20

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     4.21   Statements True and Correct.......................................20
     4.22   Disclosure of Information.........................................20
     4.23   No Brokers........................................................20
     4.24   Bank Accounts; Powers of Attorney.................................20


ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF TRWC..............................21

     5.1    Organization of TRWC..............................................21
     5.2    Authorization.....................................................21
     5.3    No Conflict or Violation..........................................21
     5.4    Consents and Approvals............................................21
     5.5    Litigation........................................................21
     5.6    No Brokers........................................................22
     5.7    Other Representations and Warranties..............................22


ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PARENT............................22

     6.1    Organization of Parent............................................22
     6.2    Capitalization of Parent..........................................22
     6.3    Authorization.....................................................23
     6.4    No Conflict or Violation..........................................23
     6.5    Consents and Approvals............................................23
     6.6    Statements True and Correct.......................................23
     6.7    Litigation........................................................24
     6.8    No Brokers........................................................24
     6.9    Representations Concerning the Stock Consideration................24
     6.10   Other Representations and Warranties..............................24


ARTICLE 7 CONDITIONS TO CLOSING...............................................25

     7.1    Conditions to Obligations of Each Party...........................25
     7.2    Conditions to Obligations of TRWC and Parent......................25
     7.3    Conditions to Obligations of the Company and the TRB Members......27


ARTICLE 8 INDEMNIFICATION.....................................................29

     8.1    Indemnification by TRWC...........................................29
     8.2    Indemnification by Parent.........................................29
     8.3    Indemnification of TRWC and Parent................................29
     8.4    Survival of Indemnification.......................................29
     8.5    Payment and Setoff; Order of Recovery.............................30
     8.6    Indemnification Procedures and Third Party Claims.................31
     8.7    Exclusive Remedy..................................................32
     8.8    Limitations.......................................................33


ARTICLE 9 ADDITIONAL COVENANTS................................................33

     9.1    Post-Merger Existence of TRWC.....................................33

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     9.2    Further Assurances................................................33
     9.3    Expenses..........................................................33
     9.4    Confidentiality...................................................33
     9.5    Filings; Other Actions; Notifications.............................34
     9.6    Tax Matters.......................................................34
     9.7    Plan of Merger; Reservation of Shares of Parent Stock.............36


ARTICLE 10 TERMINATION........................................................36

     10.1   Termination by Mutual Consent.....................................36
     10.2   Termination by Either the Company or TRWC.........................36
     10.3   Termination by the Company........................................37
     10.4   Termination by TRWC...............................................37
     10.5   Effect of Termination and Abandonment.............................37


ARTICLE 11 MISCELLANEOUS......................................................37

     11.1   Amendment.........................................................37
     11.2   Waiver............................................................37
     11.3   Governing Law; Consent to Jurisdiction............................37
     11.4   Notices...........................................................38
     11.5   Invalid Provision.................................................39
     11.6   Assignment........................................................39
     11.7   Binding Effect; Third Party Beneficiaries.........................39
     11.8   Payments in U.S. Dollars..........................................39
     11.9   Headings..........................................................39
     11.10  Person and Gender.................................................39
     11.11  Entire Agreement..................................................40
     11.12  Interpretations...................................................40
     11.13  Execution in Counterparts.........................................40
     11.14  No Tax Advice.....................................................40












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                                LIST OF SCHEDULES

Schedule A        List of TRB Members and Individual Consideration

Schedule 4.3      Conflicts or Violations

Schedule 4.4      Company Required Consents and Approvals

Schedule 4.8(a)   Undisclosed Liabilities

Schedule 4.8(b)   Guarantees

Schedule 4.9      Company Changes or Events

Schedule 4.12(a)  Contracts

Schedule 4.14     Tax Matters

Schedule 4.17     Litigation

Schedule 4.19     Environmental Matters

Schedule 4.24     Bank Accounts; Powers of Attorney

Schedule 5.4      TRWC Required Consents and Approvals

Schedule 5.5      TRWC Litigation

Schedule 6.4      Parent Required Consents and Approvals

Schedule 6.7      Parent Litigation

Schedule 7.2      Company Contracts to be Terminated



                                LIST OF EXHIBITS

Exhibit 1.1       Statement of Merger

Exhibit 2.4       Articles of Incorporation of TRWC

Exhibit 2.5       Bylaws of TRWC

Exhibit   2.8     Amended and Restated Operating Agreement of HCIC

Exhibit 3.2       Form of Stock Power

Exhibit 3.4       Investor Rights Agreement

Exhibit 3.5       Release and Waiver





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                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of September 14, 2010, by and among Two Rivers Water Company, a Colorado corporation ("Parent"); TRWC, Inc., a Colorado corporation and wholly owned subsidiary of Parent ("TRWC"); and Two Rivers Basin, LLC, a Colorado limited liability company (the "Company").

                                   Background

                  This Agreement provides for TRWC to exchange, by merger of the Company with and into TRWC, all of the issued and outstanding membership interests denominated as units of the Company ("Company Units") for an aggregate of 7.5 million shares of the $0.001 par value per share common stock of Parent ("Parent Stock").

                  The acquisition will be structured as follows: (i) on the Closing Date, the Company will merge with and into TRWC, the separate corporate existence of the Company will cease, and TRWC will be the Surviving Corporation; and (ii) as of the Effective Time of such Merger, each Company Unit outstanding prior to the Merger shall be exchanged for shares of Parent Stock as set forth in this Agreement.

                                    Agreement

                  NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1
                               CERTAIN DEFINITIONS

1.1 Certain Definitions. As used herein and in the Schedules and Exhibits hereto, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Act" means the Colorado Corporations and Associations Act, as amended.

                  "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, Losses, obligations, Taxes, Liens, expenses and fees of any nature, including court costs and reasonable attorneys' fees and expenses. As used in this Agreement, "Adverse Consequences" are not limited to matters asserted by third parties, but include Adverse Consequences incurred or sustained by a Person other than as a result of claims by third parties.

                  "Affiliate" of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

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

                  "Agreement" means this Agreement and Plan of Merger and all Schedules and Exhibits hereto, as the same may be supplemented, modified or amended from time to time.

                  "Assets" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, owned or leased, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                   "Closing"  means  the   consummation   of  the   transactions
described in this Agreement, and "Closing Date" means the date upon which such consummation occurs.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Company Units" means the duly authorized and issued units representing membership interests of the Company.

                   "Company Material Adverse Effect" means an event, change or occurrence (other than those resulting from actions taken by TRWC or Parent) that, individually or together with any other event, change or occurrence, has or is reasonably likely to have a material adverse effect on (a) the financial condition, business or results of operations of the Company, (b) the ability of the Company to perform its obligations under this Agreement, or (c) the ability of the Company to consummate the Merger.

                   "Contract" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or other undertaking of any kind or character, or other document to which such Person is a party or that is binding on such Person or its assets or business.

                   "Debt" of the Company means(a) all of the indebtedness for borrowed money of the Company, (b) all obligations of the Company, evidenced by notes, bonds, performance or surety bonds, debentures or similar instruments (including capital lease obligations), (c) all indebtedness of the Company created or arising under any conditional sale or other title retention agreement, (d) all outstanding obligations of the Company under acceptance, letter of credit or similar facilities, (e) all indebtedness of the type described in clauses (a) through (d) above guaranteed, directly or indirectly, in any manner by the Company, including interest and penalties thereon, (f) any indebtedness of the type described in clauses (a) through (e) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on assets or property owned by the Company, (g) all accrued but unpaid interest (or interest equivalent) to the date of determination related to any items of indebtedness of the type described in clauses (a) through (f) above, (h) all obligations of the Company, for the deferred purchase price of property or services other than trade accounts payable in the ordinary course and that are not more than sixty (60) days past due, (i) all indebtedness of the Company to Members; and (j) the amount of any loss on an interest rate swap or other debt hedging instrument of the Company.

                  "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata or protection of human health) and which are administered, interpreted or enforced by any Governmental Authority with jurisdiction over pollution or protection of the environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.ss. 6901 et seq., and other Laws relating to remediation, removal, emissions, discharges, releases or threatened releases of any Pollutant, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Pollutant.

                  "Equity Rights" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock or membership interests of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or membership interests or other Equity Rights.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "ERISA Affiliate" means any Person that is or was (a) together with the Company, treated as a "single employer" under Section 414(b), 414(c) or 414(m) of the Code, (b) required to be aggregated with the Company under Section 414(o) of the Code, or (c) under "common control" with the Company under Section 4001(a)(14) of ERISA.

                  "Fiscal Year" means the fiscal year of the Company consisting of the twelve-month period ending on December 31st of each year.

                  "GAAP" means United States generally accepted accounting principles, consistently applied.

                  "Governmental Authority" means any federal, state, county, local or other governmental or public agency, instrumentality, commission, authority, board or body of the United States of America or any other country or jurisdiction in which the Company has operated or performed services.

                  "HCIC" means HCIC Holdings, LLC, a Colorado limited liability company.

                  "HCIC Operating Agreement" means the Operating Agreement of HCIC dated as of August 17, 2009.

                  "Indemnified   Party"   means  the  party  or  parties  to  be
indemnified pursuant to Article 8.

                  "Indemnifying Party" means the party or parties from whom indemnification is sought pursuant to Article 8.

                  "IRS" means the United States Internal Revenue Service.

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

                  "Knowledge" as used with respect to the Company (including references to the Company being aware of a particular matter) means the personal knowledge, after due inquiry, of Fred F. Jones (as manager of the Company), John
C. Stroh II (as a manager of the Company), John Kevin Lowther (as member of the Company and employee of Parent and Parent's subsidiary), Stephen R. Hodges, Keith Wilhite, Roger E. Lefler, Kenneth J. Roerhrich, and David Cheng (each as a member of the Company); and with respect to TRWC or Parent (including references to TRWC or Parent, respectively, being aware of a particular matter) means the personal knowledge, after due inquiry, of John McKowen (CEO, Chairman and Director of Parent, CEO and President of TRWC) and Wayne Harding (CFO of Parent, Vice President, Secretary and Treasurer of TRWC).

                  "Laws" means all applicable provisions of constitutions, statutes, laws, rules, regulations and Orders of all Governmental Authorities.

                  "Lien" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any Asset, capital stock, equity interest, property or property interest.

                  "Litigation" means any action, arbitration, suit, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding before any court, Governmental Authority or private arbitration tribunal, or notice (written or oral) by any Person alleging potential liability relating to or affecting a Person, or any member, director, officer or employee thereof in his or her capacity as such, its business, assets, units or capital stock, or the transactions contemplated by this Agreement.

                  "Loss" means any and all loss, demand, action, cause of action, assessment, damage, liability, reduction in value, claim, cost, settlement or expense, including, without limitation, interest, penalties and reasonable attorneys' and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement of any such loss, demand, action or cause of action.

                  "Managers" means Fred F. Jones and John C. Stroh II, in their capacity as the managers of the Company.

                  "Member Agent"  means  Buxman Kwitek  & Ohlsen  PC, Attention:
Linda McMillan, Esq., whose principal office address is 601 N. Main Street, #200, Pueblo, Colorado 81003, appointed by all of the TRB Members to act as agent on behalf of the TRB Members with respect to certain discrete matters.

                  "Members" or "TRB Members" means the Members of the Company on the date hereof, as listed on Schedule A attached hereto.

                  "Merger" means the merger of the Company with and into TRWC in accordance with this Agreement and the Act.

                  "Notice of Claim" means a notice by the Indemnified Party or its authorized representative (a) stating that the Indemnified Party has suffered Adverse Consequences to which it is entitled to indemnification pursuant to Article 8 and the amount thereof (to the extent known); and (b) specifying, to the extent possible, (i) the individual items of Adverse Consequences included in the amount so stated, (ii) the date each such item was incurred and (iii) the basis upon which such Adverse Consequences are claimed.

                  "Notice of Objection" means a written notice of objection by the Indemnifying Party or its authorized representative which shall set forth the grounds upon which the objection is based and state whether the Indemnifying Party objects to all or only a portion of the matter described in the Notice of Claim.

                  "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Authority, or any binding determination pursuant to arbitration or other similar alternative dispute resolution forum.

                  "Parent Stock" means the common stock, par value $0.001 per share, of Parent.

                  "Parent Stock Price" means $1.00 per share of Parent Stock.

                  "Party" means, individually, Parent, TRWC, or the Company, as applicable, and "Parties" means such Persons collectively.

                  "Person" means a natural person, or any legal, commercial or governmental entity, such as, but not limited to, a corporation, partnership, limited liability company, association, trust or unincorporated organization.

                  "Pollutant" means any chemical, waste, contaminant, petroleum, petroleum product or oil, hazardous waste, hazardous material, hazardous substance, dangerous substance or toxic substance defined in or regulated by any Environmental Laws or regulated by any Governmental Authority.

                   "Related Party" means the officers, directors, members, managers and partners of the Company, and any of such Persons' spouses, siblings, parents, grandparents or descendants (including those by adoption), and any business entity in which any of such Persons or relatives has any material direct or indirect interest.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Securities Laws" means, as applicable, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such acts and all other applicable Laws, rules and regulations of the United States; all applicable state securities "blue sky" Laws and regulations; and, with respect to Parent, all applicable rules and regulations of the NYSE Amex.

                   "Statement of Merger" means the Statement of Merger in substantially the form of Exhibit 1.1 hereto, to be executed by the Company and TRWC and filed with the State of Colorado Secretary of State as contemplated by Sections 2.1 and 2.3 of this Agreement.

                   "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation, managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such entity is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

                  "Surviving Corporation" means TRWC, the corporation surviving the Merger.

                  "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Tax" or "Taxes" means any taxes, charges, fees, levies, imposts, duties, or other assessments of any Governmental Authority, including income (net, gross or other, including recapture of any tax items such as investment tax credits), gross receipts, excise, employment, sales, use, transfer, premium, gains, license, payroll, franchise, severance, stamp, occupation, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed or required to be withheld by any Governmental Authority, including any interest, penalties, and additions imposed thereon or with respect thereto.

                  "Tax Member" means such representative or designee appointed to act on behalf of the TRB Members with respect to Tax matters.

                  "Treasury   Regulations"   means  the  rules  and  regulations
promulgated under the Code.

     1.2 Index to Certain Defined Terms. Each term set forth below is defined in the referenced Section:

Term                                                        Section
----                                                        -------

Agreement                                                   1st Paragraph
Claim                                                       8.6
Company                                                     1st Paragraph
Company Benefit Plan                                        4.15
Company Debt                                                4.8(c)
Company HCIC Units                                          4.5(b)
Confidential Information                                    9.4
Current Filings                                             4.22

Equipment                                                   4.10
ERISA Affiliate                                             4.15
Exchange Deliveries                                         3.2(b)
Final Tax Returns                                           9.6(a)
Holdback                                                    3.2(c)
Individual Consideration                                    3.1(a)
Intellectual Property                                       4.13
Investor Rights Agreement                                   3.4
Material Contracts                                          4.12(a)
Member Agent Shares                                         6.9
Parent                                                      1st Paragraph
Secretary of State                                          2.1
Stock Consideration                                         3.1(a)
Stock Power(s)                                              3.2
TRB Member                                                  1st Paragraph
TRB Indemnitees                                             8.1
TRWC                                                        1st Paragraph
TRWC Indemnitees                                            8.3
Termination Date                                            10.2
Transaction Documents                                       4.2
Unpaid Obligations                                          3.3

                                    ARTICLE 2
                                     MERGER

     2.1 Merger. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Company and TRWC shall execute and file the Statement of Merger with the State of Colorado Secretary of State (the "Secretary of State") in connection with the Closing. On the terms and subject to the conditions of this Agreement, at the Effective Time, the Company shall be merged with and into TRWC in accordance with the applicable provisions of the Act. TRWC shall be the Surviving Corporation resulting from the Merger and shall remain a wholly owned subsidiary of Parent and shall continue to be organized under the laws of the State of Colorado. At and after the Effective Time, the Merger shall have the effects set forth in Article 90, Section 204 of the Act.

     2.2 Closing. The Closing of the transactions contemplated hereby shall occur on the Closing Date after the satisfaction or waiver of the closing conditions contained in Article 7 via facsimile transmission or in such other manner as mutually agreed to by the Parties. At the Closing, each of the Parties shall take all such action and deliver all such documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions and agreements on its part to be performed or fulfilled at or prior to the Closing Date.

     2.3 Effective Time. On the Closing Date, TRWC and the Company shall cause the Statement of Merger to be executed and filed with the Secretary of State as provided in Article 90, Section 203.7 of the Act. The Merger shall become effective as of the date and time set forth in the Statement of Merger (the "Effective Time").

     2.4 Articles of Incorporation. At the Effective Time, the articles of incorporation of TRWC attached as Exhibit 2.4, which are in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until otherwise amended.

     2.5 Bylaws. At the Effective Time, the bylaws of TRWC attached as Exhibit 2.5, which are in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until otherwise amended.

     2.6 Directors. The directors of TRWC immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, termination of employment or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation. Immediately following the Effective Time subject to the conditions and upon the terms set forth in the Investor Rights Agreement attached hereto as Exhibit 3.4, the TRB Members shall be granted certain rights in connection with the designation for election of one member of Parent's board of directors.

     2.7 Officers. The officers of TRWC immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

     2.8 HCIC. As a result of the Merger, as of and after the Effective Time, HCIC shall be a wholly-owned subsidiary of TRWC, and shall, for federal tax purposes, be a disregarded entity. The HCIC Operating Agreement shall terminate immediately as of the Effective Time and Parent shall cause TRWC to adopt the Amended and Restated Operating Agreement attached as Exhibit 2.8 to become effective as and after the Effective Time.

                                   ARTICLE 3
                           MANNER OF ExCHANGING STOCK

     3.1  Exchange  of Stock in  Merger.(a)  Subject to the  provisions  of this
Article 3, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, TRWC, the Company, or the shareholders or members of any of the foregoing:

             (a) All of the Company Units issued and outstanding immediately prior to the Effective Time shall be exchanged for shares of Parent Stock, the aggregate amount of which shall equal 7,500,000 shares (such shares, collectively, "Stock Consideration"). The number of Company Units owned by each TRB Member and the number of shares of Parent Stock to be received by each TRB Member in connection with the Merger and subject to Sections 3.2 and 3.3 below shall be set forth on Schedule A (such shares, "Individual Consideration").

             (b) Subject to Section 3.2 below regarding TRWC's right to retain a portion of the Stock Consideration, and subject to Section 3.3 below regarding a reduction of the Stock Consideration for Unpaid Obligations existing as of the Effective Time, (i) the unit transfer books of the Company shall be closed and no transfer of Company Units will thereafter be made or recognized; (ii) any Company Units that are held by the Company as treasury units shall be cancelled;

and (iii) all Company Units that are issued and outstanding shall be exchanged for the Stock Consideration, which shall be delivered in accordance with Section
3.2 below, subject to all of the terms and conditions of this Agreement.

     3.2 Closing Procedures.

             (a) At the Closing, Parent shall issue the Individual Consideration to each TRB Member or his or her designee in accordance with this Section 3.2; provided, however, that the Stock Consideration shall be decreased (i) to the extent of the portion of the Individual Consideration payable with respect to a TRB Member until such TRB Member delivers (A) a counterpart to the Investor Rights Agreement attached as Exhibit 3.4; and (B) a Stock Power attached as
Exhibit 3.2 with respect to the shares of Parent Stock representing the Individual Consideration payable to such TRB Member but retained by Parent as such TRB Member's proportionate share of the Holdback in accordance with Section 3.2(c) below; and (ii) by the aggregate amount of the Holdback to be retained as security for indemnity claims as provided in Section 3.2(c) below.

             (b) Upon delivery to TRWC by a TRB Member at or after the Effective Time duly executed (i) counterpart to the Investor Rights Agreement attached as
Exhibit 3.4; and (ii) Stock Power attached as Exhibit 3.2 with respect to the shares of Parent Stock representing the Individual Consideration payable to such TRB Member but retained by Parent as such TRB Member's proportionate share of the Holdback in accordance with Section 3.2(c) below, Parent shall promptly cause its transfer agent to deliver to the Member Agent, the stock certificates representing the Individual Consideration each TRB Member is entitled to receive for all such Company Units as provided in Section 3.2(a) above (Investor Rights Agreement and Stock Powers together, "Exchange Deliveries"). Until the Exchange Deliveries are delivered to TRWC by a TRB Member as contemplated by this Section 3.2(b), each Company Unit outstanding immediately prior to the Effective Time shall be deemed, after the Effective Time, to be cancelled by consummation of the Merger and to represent only the right to receive, upon delivery of the Exchange Deliveries, the Individual Consideration payable therefor in accordance with the provisions of this Section 3.2.

             (c) At the Closing, Parent shall, in accordance with the Escrow Agreement attached hereto as Exhibit 3.2(c), deliver to the escrow agent 750,000 shares of the total issued Stock Consideration as security for and to be applied to satisfy Parent or TRWC's claims for indemnification pursuant to Article 8 of this Agreement and, to the extent not used to satisfy such claims for indemnity, certificates representing such escrowed shares of the Individual Consideration shall be released from the escrow and delivered pursuant to Section 3.2(d) (such escrowed amount, as may be decreased pursuant to this Section 3.2(c), and interest accruing thereon, shall be collectively referred to herein as the "Holdback"). TRWC shall retain the Holdback for a period of time equal to that period during which the shares comprising the Stock Consideration are restricted from resale pursuant to the terms and subject to the conditions set forth in the Investor Rights Agreement attached as Exhibit 3.4 ("Holdback Release Date").

             (d) Within ten days after  the Holdback  Release  Date,  subject to each TRB Member's compliance with the provisions of Section 3.2(b), Parent shall cause (through its transfer agent) release of the Holdback and delivery to each TRB Member or its designee(s), certificates representing the remaining

Individual Consideration which such TRB Member is entitled to receive minus (i) the aggregate amount of setoffs or reductions validly made against the Holdback for indemnity claims resolved in favor of the TRWC Indemnitees pursuant to
Article 8 prior to such date, and (ii) the amount needed to cover any pending unresolved claims for indemnity of any TRWC Indemnitee asserted by a Notice of Claim in accordance with Article 8. To the extent that the shares issuable to the Members from the Holdback as provided above are reduced by the amount of any setoff or reduction validly made against the Holdback for indemnity claims resolved in favor of the TRWC Indemnitees pursuant to Article 9, the aggregate amount of the Stock Consideration and the Individual Consideration payable to each Member shall be deemed adjusted by the amount of such setoff or reduction, apportioned among the Members on a pro rata basis.

     3.3 Unpaid Obligations. If, as of the Closing, there are any obligations related to any Company Debt that have not yet been (i) fully paid, (ii) discharged or, (iii) with respect to fees owed to professional advisors, adequate arrangements for the payment thereof have not been adopted, as of the Closing Date ("Unpaid Obligations"), then TRWC may waive the closing conditions as to the payment of the Unpaid Obligations pursuant to Article 7, proceed with the Merger, and pay, or cause the Surviving Corporation to pay, the Unpaid Obligations as and when they become due and payable. In the event that TRWC elects to proceed with the Merger notwithstanding the existence of the Unpaid Obligations, the Stock Consideration will be reduced dollar for dollar by the aggregate amount of Unpaid Obligations that are outstanding as of the Effective Time, and the Individual Consideration payable to each TRB Member shall be deemed adjusted by the amount of such reduction, apportioned among the TRB Members on a pro rata basis.

     3.4 Investor Rights and Restrictions.(a) At the Closing, Parent and the TRB Members shall execute and deliver the Investor Rights Agreement attached hereto as Exhibit 3.4, pursuant to which (i) Parent shall grant certain registration rights to the TRB members in the event that Parent determines to prepare and file with the Securities and Exchange Commission, or participate in the filing of, a registration statement or a prospectus supplement to an effective registration statement registering under the Securities Act any Parent Stock held by John McKowen or any of his Family Members (as defined in the Investor Rights Agreement); (ii) so long as the TRB Members collectively hold at least one-half of the aggregate number of shares of the Stock Consideration issued at Closing, and such total number of shares of Stock Consideration then held by the TRB Members equals or exceeds ten percent (10%) of the total number of shares of Parent Stock issued and outstanding, the TRB Members shall be granted certain rights in connection with the election and removal of members of the Parent's board of directors; and (iii) each TRB Member shall agree not to sell or otherwise transfer any shares of Parent Stock for the restricted period set forth therein.

     3.5 Release and Waiver. As a condition to Closing, the Parties shall execute and deliver a release and waiver, attached as Exhibit 3.5 (the "Release and Waiver"), of any and all claims and liabilities arising under or in connection with (a) the Contribution Agreement dated as of August 17, 2009, among the Company, the TRB Members, TRWC and HCIC; (b) the HCIC Operating Agreement dated as of August 17, 2009; and (c) the Assignment and Assumption of

Share Purchase Agreements and Real Property Options dated as of August 17, 2009, by and between the Company and HCIC. The Release and Waiver shall become effective only upon the Closing Date and fulfillment of all conditions to Closing as set forth in Section 7.2 and Section 7.3.

                                   ARTICLE 4
              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

                  The Company hereby represents and warrants to Parent and TRWC that the statements contained in this Article 4 are true, correct and accurate as of the date of this Agreement (except that in the case of those statements that by their terms are limited to a specific date, as of such date) and will be correct and complete as of the Effective Time. For purposes of clarification, the representations and warranties set forth in this Article 4 shall not be construed to be representations and warranties with respect the business, operations or assets of HCIC except as specifically stated herein.

     4.1 Organization, Standing and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Colorado and has full power and authority to carry on its business as it is now being conducted and to own all of its properties and Assets. No basis for claims or any Adverse Consequences exist with respect to the limitations on the Company's limited liability company powers. Other than its Equity Rights in HCIC, the Company has no Equity Rights in any Person. The Company has made all filings with the Secretary of State and with all other necessary Colorado agencies required by a limited liability company organized under the Laws of the State of Colorado and required in order to engage in the business conducted by the Company at any time during its existence. The Company has, if required, registered with all regulatory boards, and is otherwise in compliance with all Laws, in the jurisdictions in which it engages in any regulated activities in connection with its business. The Company has delivered correct and complete copies of its articles of organization, operating agreements (and all amendments thereto) minute books and records to TRWC, and there have been no amendments, modifications, or supplements made thereto since the date of such delivery.

     4.2 Authorization and Approval. The Company has all requisite power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and all other agreements, documents and instruments to be executed and delivered in connection with the transactions contemplated by this Agreement ("Transaction Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles. This Agreement, the Statement of Merger and the Merger have been duly and validly authorized and approved by all requisite action of the Managers of the Company and, as of the Closing date, by the TRB Members.

     4.3 No Conflict or Violation. Except as set forth on Schedule 4.3, none of the execution and delivery of this Agreement and the Statement of Merger by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor the compliance by the Company with any of the provisions hereof, will (a) violate or conflict with any provision of the articles of organization or the operating agreement of the Company; (b) result in a breach of, or a default under, any provision of any Material Contract to which the Company is a party or bound or to which any Asset or capital stock or equity interest of the Company is subject, or an event which, with notice, lapse of time, or both, would result in any such breach or default; (c) result in the creation of any Lien on any Asset or equity interest of the Company; or (d) result in a material violation by the Company of any Law or Order (or an event which with notice, lapse of time, or both, would result in any such violation).

     4.4 Consents and Approvals. Except for the filing of the Statement of Merger with the Secretary of State, and except as set forth on Schedule 4.4, no approval or consent of, or authorization or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by the Company in connection with the Company's execution, delivery and performance of this Agreement, the Statement of Merger and the consummation of the transactions contemplated hereby, that has not been made or obtained.

     4.5 Equity Interests.

             (a) The authorized equity interests of the Company consist of 15,000,000 units of membership interests in Company, all of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding units of Company ownership interests are duly authorized and validly issued. All right, title and interest (legal and beneficial) in the Company Units is owned of record and beneficially by the Persons in the amounts set forth on Schedule
A. The Company Units were not issued in violation of any preemptive or similar right of any Person and, except as provided in Article 7 of the Company's operating agreement (the application of which will be waived in connection with the consummation of the Merger), are not currently subject to, any right of first refusal or similar right of any Person. All Company Units have been issued in transactions exempt from registration under the Securities Laws, and the Company has not violated any Securities Laws in connection with the issuance of any such Company Units. There are not declared or accrued unpaid distributions with respect to any Company Units. No Person claiming by or through the Company has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option for the purchase of any of such shares to be issued pursuant to the Merger at the Effective Time. The Company has granted no options to purchase or Equity Rights relating to Company Units that have not been properly and fully exercised prior to the Effective Time. All repurchases or retirements of Company Units prior to the Effective Time have been completed in accordance with all applicable Laws, the governing documents of the Company and all contracts applicable to such repurchases or retirements.

             (b) The Company has good, valid and marketable title to, and owns 15,000,000 units in HCIC, ("Company HCIC Units"). Except for any rights of TRWC under this Agreement, (i) the Company HCIC Units are free and clear of all Liens of any nature whatsoever; and (ii) no Person other than the Company has any Equity Rights in the Company HCIC Units of any nature whatsoever.

     4.6 Subsidiaries; Other Affiliates; Agent. Other than the Company HCIC Units as set forth in Section 4.5(b) above, the Company (i) has no Equity Rights in HCIC; and (ii) does not now own, directly or indirectly, and has never owned, directly or indirectly, any Subsidiaries or any partnership or joint venture interest. The Company has no current engagement letter, agreement or other arrangement with Member Agent for legal representation of the Company nor will the Company enter into any such engagement prior to the Effective Time. For purposes of clarification, legal representation as used in this context does not include escrow services provided by Member Agent.

     4.7 Books and Records.(a) The Company's books and records have been properly maintained and are complete and correct in all material respects.

     4.8 Absence of Undisclosed Liabilities.

             (a) Except as set forth on Schedule 4.8(a), the Company does not have any liabilities, including contingent and/or unmatured liabilities. The Company has not incurred or paid any liability other than those liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are fully reflected on the books and records of the Company.

             (b) Except as set forth on Schedule 4.8(b), the Company is not (i) a guarantor or otherwise liable for any liability or obligation of any other Person, or (ii) obligated to guaranty or assume any debt, commitment or dividend of any Person.

             (c) The Company has no (i) existing credit facilities, capitalized lease obligations or other Debt of the Company (the "Company Debt"), or (ii) any Liens on assets as security for any Company Debt.

     4.9 Absence of Certain Changes or Events.(a) Since December 31, 2009, except as set forth on Schedule 4.9, there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 4.9, since December 31, 2009, the Company has not:

             (a) amended its articles of organization, operating agreement or other governing documents as applicable, or merged, engaged in a unit or other equity exchange or recapitalization, consolidated, liquidated or dissolved;

             (b) issued any ownership interests or Equity Rights, or split, sub-divided or reclassified its units or other equity interests;

             (c) declared, paid or set aside for payment any distributions on its units or ownership interests or made any other payment or distribution to any TRB Member or other equity interest owner (other than compensation in the ordinary course of business);

             (d) entered into any employment agreement or any commitment to compensate any Manager or Member (including, without limitation, any commitment to pay retirement or other benefits);

             (e) (i) created or incurred any Debt, (ii) entered into or terminat -ed any lease of real property, (iii) created any Subsidiary, (iv) released or created any Liens or other security interests or (v) agreed to any settlement of any Litigation matter;

             (f) other than in the ordinary course of business, (i) made any capital expenditure or capital expenditure commitment, or (ii) entered into any lease of capital Equipment as lessee or lessor;

             (g) sold any Asset, made any commitment relating to its Assets transferred any Asset (other than compensation in the ordinary course of business and transfers described in clauses (c), (d) and (e)) to TRB Members, incurred material damage, destruction or loss to any Assets which is not covered by insurance or had any Assets subjected to a Lien;

             (h) made any  change  of  a  material  nature  in   its  accounting
procedures, methods, policies or practices or the manner in which it maintains its records;

             (i) entered into or terminated any Material Contract, or done or failed to do anything that would cause a breach of, or default under, any Material Contract;

             (j) made any loan, advance or other extension of credit for borrow-ed money to any Person;

             (k) established any contingencies or other reserves for liability;

             (l) cancelled, compromised, written down, written off or waived any claim or right;

             (m) paid any severance or termination pay to any Member, Manager, or partner of the Company;

             (n) entered into any Company Benefit Plan or any plan or arrange-ment subject to ERISA or any other arrangement or practice relating to employees or independent contractors;

             (o) terminated or been advised of the termination of or material reduction in its relationship under any Material Contract;

             (p) changed in any material respect the business policies or practices of the Company, entered into any material transaction or failed to operate the business of the Company in good faith and in the ordinary course;

             (q) entered into any agreement to take any action that would be in contravention of paragraphs (a) through (q) above.

     4.10 Personal Property. The Company does not own or lease (i) any automobiles or any other motor vehicles; (ii) any machinery, equipment, tools, computer equipment, office equipment, business machines, telephones and telephone systems, parts, accessories and the like ("Equipment"); or (iii) any furniture, fixtures or any other items of personal property.

4.11 Real Property; Water Rights. Other than indirectly through its ownership of HCIC Units, the Company does not own, lease or otherwise have any interests in any real property (including any water rights), and holds no options to purchase or lease real property, including any water rights.

     4.12 Contracts.

             (a) Schedule 4.12(a) contains a correct and complete list of all Contracts pursuant to which the Company enjoys any rights or benefits or undertakes any obligations or liabilities, including without limitation, those that:

                     (i) have a duration of twelve (12) months or more and that are not terminable without penalty upon thirty (30) days or less prior written notice;

                     (ii) require or could reasonably be expected to require any party thereto to pay any amount as of or after the Closing Date;

                     (iii) are between the Company and any Affiliate of the Company, any TRB Member or other equity interest owner of the Company or other Related Party;

                     (iv) are   between   the   Company   and  any  Governmental
Authority;

                     (v) have or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company;

                     (vi) under which the Company is restricted from conducting business in any geographic area or during any period of time; or

                     (vii) contain any restrictive covenant or confidential or secrecy agreement (Contracts listed pursuant to clauses (i) through (vii) are, collectively, the "Material Contracts").

Except as set forth on Schedule 4.12(a), (A) all Material Contracts are in full force and effect, (B) the Company is not in default under any Material Contract, nor has any event occurred which with the passage of time or the giving of notice or both would result in the Company being in default in any material respect under, any of the terms of any Material Contract, and (C) there is no basis for any claim against the Company in connection with any Material
Contract. Without limiting the foregoing, except as set forth in Schedule 4.12(a), the Company has not received any notice nor, to the Knowledge of the Company, any threat of notice of, noncompliance by the Company with respect to any Contract.

             (b) None of the TRB Members or other equity interest owners of the Company or any Related Party has any interest (other than as a TRB Member in the Company), directly or indirectly, in any Contract to which the Company is a party, any interest (other than as a TRB Member in the Company) in any properties or assets owned or leased by the Company or any interest in any competitor of the Company (other than ownership by any TRB Member of no more than 2% of the outstanding equity securities of any publicly traded company).

     4.13 Intellectual Property. The Company does not own, lease, license, possess or hold any other rights to or interests in any (a) registered and unregistered, foreign and United States patents, patent applications, trademarks, trade names, service marks and copyrights, (b) trade secrets, designs, art work, designs-in-process, formulations, know-how, prototypes and inventions, in each case, whether or not patentable, or (c) computer software other than commercially available software under a standard "shrink-wrap" license (collectively, the "Intellectual Property").

     4.14 Tax Matters. Except as set forth on Schedule 4.14:

             (a) The Company has timely filed all income Tax Returns and all other Tax Returns which it is required to file under applicable Law or such filings are pending under validly filed extensions for periods ending before the Closing Date and there are no pending audits of such Tax Returns, nor continuing liability under any previously audited Tax Return. With respect to any Tax periods or portions thereof ending on or before the Closing Date, the Company acknowledges and agrees that it shall be solely liable for all liabilities, including past Taxes and interest or penalties thereon, arising therefrom or related thereto;

             (b) All such Tax Returns filed prior to the Closing Date are true and accurate in all material respects, and copies of the Company's Tax Returns filed for years 2008 and 2009 have been provided to TRWC;

             (c) With respect to all Tax periods (or portion thereof) of the Company ending on or before December 31, 2009, the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return), and with respect to all Taxes not yet due and owing or otherwise not paid for such Tax periods the Company has accrued any such Taxes as a liability or reserved funds in adequate amounts to pay such Taxes, and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any TRB Member, other equity interest owner, creditor or other third party. With respect to the Tax period of the Company commencing January 1, 2010 through the Closing Date, the Company has paid all Taxes due and owing by it, and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any TRB Member, other equity interest owner, creditor or other third party.

             (d) The Company has disclosed in its United States income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662.

             (e) No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that is or may be subject to taxation by that jurisdiction. There are no Tax audits by any Governmental Authority or administrative or judicial proceedings pending or being conducted with respect to the Company.

             (f) No information related to Tax matters has been requested from the Company by any Governmental Authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any Governmental Authority.

             (g) There are no unresolved claims concerning the Tax liability of the Company. No waivers of statutes of limitation or extensions of open Tax periods have been given or requested with respect to the Company in connection with any Tax Returns covering the Company.

             (h) The Company has not agreed to or is required to make any adjust -ments pursuant to Code Section 481(a) or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company. The IRS has not proposed to the Company any such adjustment or change in accounting method. There is no application by or on behalf of the Company pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company.

             (i) The Company is not a party to any Tax allocation, indemnity, sharing or similar agreement, except among the entities in the Company Group.

             (j) The Company has not made any payments nor is it obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under Code Section 280G.

             (k) The Assets  of the  Company  are not  subject to any   Liens in
respect of Taxes.

             (l) The Company has not been the subject of a Tax ruling by any Governmental Authority that would have any continuing effect after the Closing, nor has the Company granted a power of attorney with respect to any Tax matters that would have a continuing effect after the Closing.

             (m)  The  Company  has  not had any (i) "excess  loss  accounts" or
(ii) "deferred gains" with respect to any "deferred intercompany transactions" within the meaning of the Treasury Regulations promulgated under Section 1502 of the Code.

             (n) The Company has not participated in any "reportable trans-action" or "listed transaction" as those terms are defined in Section 6707A(c) of the Code.

             (o) No relief for Tax purposes (whether by way of deduction, reduct -ion, set-off, exemption, postponement, roll-over, hold-over, repayment or allowance or otherwise) has been claimed and/or given to the Company which has been taken into account as an asset or in computing any provision for Tax which could be effectively withdrawn, postponed, restricted, clawed back or otherwise lost as a result of any act, omission, event or circumstance arising or occurring either at or at any time before Closing. For the avoidance of doubt, a provision for deferred tax shall not be deemed a "relief" for purposes of this
Section 4.14.

             (p) The Company has made a valid and effective election to be treat -ed as a corporation for federal income tax purposes and such election was made on August 18, 2009 and has been continuously in effect since such date of election. There exists no reasonable basis upon which the IRS would be expected to challenge the status of the Company prior to the Closing as a corporation as that term is defined in Section 7701(a)(3) of the Code. The Company has provided to TRWC with a valid copy of such election together with evidence of filing.

     4.15 Employee Benefit Plans. Neither the Company nor any Person that would be considered a single employer with the Company under Section 4001 of ERISA or
Section 414 of the Code (an "ERISA Affiliate") has ever adopted, maintained, sponsored, or been obligated to contribute to any pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, or any other written employee programs, arrangements or agreements, any medical, vision, dental or other health plans, any life insurance plans, or any other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, for the benefit of employees, managers, members, directors, independent contactors, retirees, dependents, spouses, or other beneficiaries (collectively, the "Company Benefit Plans").

     4.16 Assets. The Company has no cash or Assets other than the Company HCIC Units. The Company has good and marketable title to all of its owned Assets. None of the TRB Members or other equity interest owners of the Company, any Affiliate of the Company, any Related Party of any of them, nor any third party, including parties to the Company's Contracts, owns or leases any of the Assets used by the Company in its business.

     4.17 Litigation. Except as set forth on Schedule 4.17, (a) there is no Litigation pending or, to the Knowledge of the Company, threatened against or otherwise relating to or affecting the Company, any member, officer, manager, or partner of the Company in his, her or its capacity as such, or its Assets or that would, if adversely determined, would have a Company Material Adverse Effect or materially adversely affect the Surviving Corporation's business operations or Assets following the Closing; (b) the Company is not subject to any Order, and there are no unsatisfied judgments against the Company; (c) there have not been any product or service liability claims that have been asserted against the Company, whether or not covered by insurance and whether or not resolved as of the date of this Agreement; and (d) there is not any basis for any product or service liability claims or any other type of claim against the Company.

     4.18 Compliance With Laws. The Company is, and at all times has conducted its business, in compliance with all applicable Laws in all material respects. No licenses, permits, registrations or other authorizations are required in connection with the Company's business as conducted immediately prior to the Effective Time. The Company has not received any written notification or written communication from any Governmental Authority asserting that the Company is not, or has not been in compliance with (a) any Law, or (b) any license, permit, registration or authorization, which assertion of noncompliance remains unresolved on the date hereof. Neither the Company nor any of its members, managers, officers, partners, agents, or other person related to the Company has
(i) directly or indirectly used any funds of the Company for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from funds of the Company, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or (iv) directly or indirectly made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee the effect of which violation would have Adverse Consequences on the Company.

     4.19 Environmental Matters. Except as disclosed on Schedule 4.19:

             (a) The Company, the Company's current Assets or properties, the Company's use of any third party's assets, the conduct of the Company's business and the performance of the Company under its Contracts is and has been in compliance with all applicable Environmental Laws. There is no Litigation pending, or to the Knowledge of the Company, threatened, before any court, Governmental Authority or other forum in which the Company or any member, manager, officer, or partner of the Company in his, her or its capacity as such, has been, or with respect to threatened Litigation may be, named as a defendant
(i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Pollutant, whether or not occurring at, on, under or involving an Asset or property owned or leased by the Company. There is no reasonable basis for any Litigation of a type described in the preceding sentence.

             (b) During the period of ownership or operation of any of its current or former Assets or properties, neither the Company nor any other Person has used any of the Company's Assets or properties or any part thereof for the handling, treatment, storage or disposal of any Pollutants except in a manner that complies with all applicable Environmental Laws, and there have been no releases, discharges, emissions or disposals of Pollutants in, on, under or affecting such Assets or properties, in any instance in violation of Environmental Law or which could create liability for the Company. Prior to the period of the Company's ownership or operation of any of its current or former Assets or properties, to the Knowledge of the Company, no Person used any of the Company's Assets or properties or any part thereof for the handling, treatment, storage or disposal of any Pollutants except in a manner that complies with all applicable Environmental Laws and there were no releases of Pollutants in, on, under or affecting any such Assets or properties, in any instance in violation of Environmental Law or which could create liability for the Company. There is no condition existing on the Company's current, or to the Knowledge of the Company, former Assets or properties that requires material remediation, removal, closure or other corrective action under any Environmental Laws, and there is no basis under any Environmental Laws for material remediation, removal, closure or other corrective action concerning, any portion of any of Company's current or former assets or properties.

             (c) All Pollutants generated, used, handled, stored, treated or disposed of (directly or indirectly) by the Company, if any, have been released or disposed of in compliance with all applicable reporting requirements under all applicable Environmental Laws, and there is not any material liability or any reasonable basis for any material liability with respect to such release or disposal or reporting.

             (d) No Lien in favor of any Governmental Authority for liability under or resulting from Environmental Laws, or damages arising from, or costs incurred by such Governmental Authority in response to, a release of Pollutants is now, or has ever been, filed against the Company.

     4.20 Governing Provisions. The Company has taken all action so that the entering into of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not result in the grant of any rights to any Person other than TRWC under the Statement of Merger, or articles of organization, certificate of formation, operating agreement, or other governing instruments of the Company.

     4.21 Statements True and Correct. No statement, certificate, instrument, or document furnished or to be furnished by the Company, any Related Party or any Affiliate of the Company or any of them to TRWC pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.22 Disclosure of Information. The Company has received and reviewed Parent's Form 10-Q for the quarter ended March 31, 2010, Form 10-K for the fiscal year ended December 31, 2009, Proxy Statement for November 19, 2009 Annual Meeting of Shareholders, and such other documents of Parent as are publicly available relating to Parent's business, finances and operations ("Current Filings"). The Company represents that it has internet access through the EDGAR System at http://www.sec.gov to all past filings made by Parent and agrees that each such filing shall be deemed to have been delivered to the Company. The Company further understands that the Stock Consideration will be governed by Parent's organizational documents, which the Company has received and reviewed. The Company has been furnished any additional information that it considers necessary or appropriate to enable the Company to evaluate the merits and risks of the Merger and the transactions contemplated by this Agreement. The Company has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the Parent Stock constituting the Stock Consideration and the business, properties, prospects and financial condition of Parent, and all such questions have been answered to the full satisfaction of the Company.

     4.23 No Brokers. The Company has not entered into any agreement or incurred any obligation, directly or indirectly, for the payment of any broker's or finder's fee or commission, or any other similar payment to any Person in connection with this Agreement or the transactions contemplated hereby, and the Company is not otherwise obligated to pay any such fee, commission or other payment in connection with this Agreement or the transactions contemplated hereby.

     4.24 Bank Accounts; Powers of Attorney. Schedule 4.24 sets forth a list of all bank or any other account maintained at any financial institution by the Company, together with a list of all authorized signatories for such accounts, and all safe deposit boxes maintained by the Company, and all Persons authorized to gain access thereto. Schedule 4.24 also sets forth a list of all powers of attorney granted by the Company.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF TRWC

                  TRWC hereby represents and warrants to the Company and the TRB
Members that the statements contained in this Article 5 are correct and accurate as of the date of this Agreement and will be correct and complete as of the Effective Time. For purposes of clarification, the representations and warranties set forth in this Article 5 shall not be construed to be representations and warranties with respect the business, operations or assets of HCIC except as specifically stated herein.

     5.1 Organization of TRWC. TRWC is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Colorado, and has full power and authority to carry on its business as it is now being conducted and to own and lease all of its properties and Assets. TRWC is neither qualified nor, to its Knowledge, required to be qualified in any jurisdiction other than the State of Colorado.

     5.2 Authorization. TRWC has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement is the valid and binding agreement of TRWC enforceable against TRWC in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles. This Agreement, the Statement of Merger and the Merger have been duly and validly authorized and approved by all requisite corporate action on the part of TRWC.

     5.3 No Conflict or Violation. Neither the execution and delivery of this Agreement by TRWC nor the consummation by TRWC of the transactions contemplated hereby, nor the compliance by TRWC with any of the provisions hereof, will (a) violate or conflict with any provision of the certificate or articles of incorporation, bylaws, or other organizational documents of TRWC; (b) result in a breach of, or a default under, any provision of any Contract to which TRWC is a party or bound or to which any property, Asset or capital stock of TRWC is subject, or an event that, with notice, lapse of time, or both, would result in any such breach or default; (c) result in the creation of any Lien on any Asset of TRWC; or (d) result in a violation by TRWC of any Law or Order (or an event that with notice, lapse of time, or both, would result in any such violation).

     5.4 Consents and Approvals. Except for the filing of the Statement of Merger with the Secretary of State, and except as set forth on Schedule 5.4, no consent, approval or authorization or declaration, filing or registration with any Governmental Authority, or any other Person, is required to be made or obtained by TRWC in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, that has not been made or obtained.

     5.5 Litigation. Except as set forth on Schedule 5.5, (a) there is no Litigation pending or, to the Knowledge of TRWC, threatened against or otherwise relating to or affecting TRWC, any member, officer, manager, or partner of TRWC in his, her or its capacity as such, or its Assets or that would, if adversely determined, would materially adversely affect the TRWC's business operations or Assets following the Closing; (b) TRWC is not subject to any Order, and there are no unsatisfied judgments against TRWC; (c) there have not been any product or service liability claims that have been asserted against TRWC, whether or not covered by insurance and whether or not resolved as of the date of this Agreement; and (d) there is not any basis for any product or service liability claims or any other type of claim against TRWC.

     5.6 No Brokers. Neither TRWC nor any of its Affiliates has entered into any agreement or incurred any obligation, directly or indirectly, for the payment of any broker's or finder's fee or commission, or any other similar payment to any Person in connection with this Agreement or the transactions contemplated hereby, and neither TRWC nor any of its Affiliates is otherwise obligated to pay any such fee, commission or other payment in connection with this Agreement or the transactions contemplated hereby.

     5.7 Other Representations and Warranties.

             (a) TRWC has no present plan or intention to issue additional shares of its stock that would result in Parent losing control of TRWC within the meaning of Section 368(c)(1) of the Code.

             (b) No stock of TRWC will be issued in the Merger.

             (c) Neither TRWC nor any Affiliate of TRWC has a current engagement letter, agreement or other arrangement with Member Agent for legal representation of TRWC or any Affiliate of TRWC (as the case may be) nor will TRWC or any Affiliate of TRWC enter into any such engagement at any time during the Restricted Period (as defined in the Investor Rights Agreement). For purposes of clarification, legal representation as used in this context does not include escrow services provided by Member Agent.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to the Company and the TRB Members that the statements contained in this Article 6 are correct and accurate as of the date of this Agreement and will be correct and complete as of the Effective Time. For purposes of clarification, the representations and warranties set forth in this Article 6 shall not be construed to be representations and warranties in any way related to the business, operations or assets of HCIC except as specifically stated herein.

     6.1 Organization of Parent. Parent is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Colorado, and has full corporate power and authority to carry on its respective business as it is now being conducted and to own and lease all of its properties and Assets.

     6.2 Capitalization of Parent. The authorized capital stock of Parent consists of 100,000,000 shares of common stock, with $0.001 par value. Parent's Articles of Incorporation also authorize the issuance of up to 10,000,000 shares of voting preferred stock with a par value of $0.001, none of which have been designated or issued. All issued and outstanding shares of Parent's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as described in Parent's Current Filings, there are no authorized or outstanding subscriptions, options, convertible securities, warrants, calls or other rights of any kind issued or granted by, or binding upon, Parent or TRWC to purchase or otherwise acquire any security of or equity interest in Parent or TRWC. Parent is the sole owner of TRWC. The shares of Parent common stock reserved as provided in Section 9.7 are free of any rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to this Agreement and the Plan of Merger. Holders of Parent common stock do not have preemptive rights.

     6.3 Authorization. Parent has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement is the valid and binding agreement of Parent enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles. This Agreement, the Statement of Merger and the Merger have been duly and validly authorized and approved by all requisite action on the part of Parent.

     6.4 No Conflict or Violation. None of the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor the compliance by Parent with any of the provisions hereof, will (a) violate or conflict with any provision of the certificate or articles of incorporation, bylaws, other organizational documents of Parent; (b) result in a breach of, or a default under, any provision of any material Contract to which Parent is a party or bound or to which any property, Asset or capital stock of Parent is subject, or an event that, with notice, lapse of time, or both, would result in any such breach or default; (c) result in the creation of any Lien on any Asset of Parent; or (d) result in a violation by Parent of any material Law or Order (or an event that with notice, lapse of time, or both, would result in any such violation).

     6.5 Consents and Approvals. Except for (a) filings or consents under applicable Securities Laws, and (b) the filing of the Statement of Merger with the Secretary of State, and except as set forth on Schedule 6.4, no consent, approval or authorization or declaration, filing or registration with any Governmental Authority, or any other Person, is required to be made or obtained by Parent in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, that has not been made or obtained.

     6.6 Statements True and Correct. Parent has delivered or made available to the Company the Current Filings. The Current Filings, to the Knowledge of Parent as of the date of the filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.7 Litigation. (a) Except as described in Parent's Current Filings, there is no Litigation pending, and, except as set forth on Schedule 6.7, to the Knowledge of Parent, there is no Litigation threatened against or otherwise relating to or affecting Parent, any member, officer, manager, or partner of Parent in his, her or its capacity as such, or its Assets or that would, if adversely determined, would materially adversely affect Parent's business operations or Assets following the Closing; (b) Parent is not subject to any Order, and there are no unsatisfied judgments against Parent; (c) there have not been any product or service liability claims that have been asserted against Parent, whether or not covered by insurance and whether or not resolved as of the date of this Agreement; and (d) there is not any basis for any product or service liability claims or any other type of claim against Parent.

     6.8 No Brokers. Neither Parent nor any of its Affiliates has entered into any agreement or incurred any obligation, directly or indirectly, for the payment of any broker's or finder's fee or commission, or any other similar payment to any Person in connection with this Agreement or the transactions contemplated hereby, and neither Parent nor any of its Affiliates is otherwise obligated to pay any such fee, commission or other payment in connection with this Agreement or the transactions contemplated hereby.

     6.9 Representations Concerning the Stock Consideration. Notwithstanding the delivery of the Stock Consideration (other than that portion constituting the Holdback) pursuant to Section 7.3(a) (the "Member Agent Shares") to the Member Agent, at and as of Closing:

             (a) the Stock Consideration will have been duly authorized, validly issued, fully paid and nonassessable and, with respect to the Member Agent Shares, issued to the TRB Members;

             (b) the Stock Consideration shall appear as issued and outstanding on the balance sheet of Parent and be deemed legally outstanding under Colorado law;

             (c) all dividends paid on (i) the Holdback will be added to the Escrow and distributed in accordance with the Escrow Agreement and (ii) the Member Agent Shares will be distributed by Parent to the TRB Members in accordance with Parent's Articles of Incorporation and Bylaws or other governing documents generally applicable to the Parent Stock;

             (d) all voting rights of the Member Agent Shares shall be exercis-able by or on behalf of the TRB Members in accordance with the Investor Rights Agreement and Parent's Articles of Incorporation and Bylaws or other governing documents generally applicable to the Parent Stock; and

             (e) the Member Agent Shares shall not be subject to restrictions requiring their return to Parent.

     6.10 Other Representations and Warranties.

             (a) Prior to the Closing, Parent is in control of TRWC within the meaning of Section 368(c)(1) of the Code.

             (b) Parent has no plan or intention to reacquire any of the Stock Consideration.

             (c) Parent has no plan or intention: (i) to liquidate TRWC; (ii) to merge TRWC with and into another corporation; (iii) to sell or otherwise dispose of the stock of TRWC; (iv) or to cause TRWC to sell or otherwise dispose of any of the Assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

             (d) No stock of TRWC will be issued in the Merger. (e) Neither Parent nor any Affiliate of Parent has a current engagement letter, agreement or other arrangement with Member Agent for legal representation of Parent or any Affiliate of Parent (as the case may be) nor will Parent or any Affiliate of Parent enter into any such engagement at any time during the Restricted Period (as defined in the Investor Rights Agreement). For purposes of clarification, legal representation as used in this context does not include escrow services provided by Member Agent.

                                   ARTICLE 7
                              CONDITIONS TO CLOSING

     7.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the fulfillment prior to or at Closing of the following conditions, unless waived by all Parties in writing:

             (a) Member Approval. This Agreement and the Merger shall have been duly approved by the requisite vote of the Members of the Company at a special meeting in accordance with the organizational documents of the Company.

             (b) Legal Proceedings. No court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement, or proposed or sought by legal process to enact, issue, promulgate or enforce any such action which would, if determined adversely to any Party, have such effect.

     7.2 Conditions to Obligations of TRWC and Parent. The obligations of TRWC and Parent to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part in writing by TRWC and Parent, as applicable):

             (a) Representations and Warranties. All representations and warranties of the Company and the TRB Members given herein or in any Transaction Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by "material," "materiality," or similar words, which shall be true and correct) as of the Closing Date.

             (b) Performance and Compliance. The Company shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed by it or complied with by it on or before the Closing.

             (c) Incumbency. The Company shall have delivered to TRWC resolu-tions or other evidence of the incumbency of all managers or officers of the Company who have executed this Agreement or any of the other agreements, documents or instruments required to be delivered hereunder, including specimens of the signatures of each of such manager or officer and shall be executed by an authorized agent of the Company other than a manager or officer whose incumbency or authority is certified.

             (d) Transaction Document Deliveries. The Company, or the TRB Mem-bers, as applicable, shall have delivered to TRWC or Parent, as applicable, duly executed originals of the following:

               (i) Stock Powers, in the form attached as Exhibit 3.2, to the certificates representing that portion of the Individual Consideration each TRB Member is entitled to receive pursuant to this Agreement that is retained by the Company as the Holdback;

               (ii) this Agreement;

               (iii) the Investor Rights Agreement attached hereto as Exhibit 3.4; and

               (iv) the Release and Waiver attached hereto as Exhibit 3.5.

             (e) Statement of Merger. The Company shall have agreed to the State -ment of Merger, in form and content as required by the Act, to be filed by TRWC.

             (f) Certificates of Existence. The Company shall have delivered to TRWC a certificate of the Secretary of State dated not more than ten days before the Closing Date, stating that the Company is a limited liability company in existence and good standing under the laws of such state.

             (g) Resolutions. The Company shall have delivered to TRWC copies of resolutions adopted by the manager of the Company, and of resolutions adopted by the TRB Members, satisfactory to TRWC and Parent, (i) approving this Agreement and the consummation of the transactions contemplated hereby; (ii) waiving any conflicts of interest associated with such transactions; and waiving the applicability of Article 7 of the Company's operating agreement to this Agreement and the Transaction Documents or any of the transactions to be consummated pursuant to this Agreement or any of the Transaction Documents.

             (h) Salary and Compensation Adjustments. The Company shall not have made any salary or other compensation arrangements with or adjustments for Members or Managers.

             (i) Expenses. All out-of-pocket expenses of the Company for fees of independent professional advisors in connection with this Agreement and the transactions contemplated hereby, including but not limited to fees payable to any outside legal advisers or outside accountants incurred prior to the Effective Time, shall have been paid or adequate arrangements for payment of such fees by the TRB Members shall have been adopted.

             (j) Delivery of Possession. The Company shall deliver, or make pro-vision to deliver, to TRWC possession and control of the Company's Assets, including all ownership records, minute books, and all other business and financial records of the Company and keys and access codes to property, if any.

             (k) Other Consents. The Company shall deliver all other consents listed on Schedule 4.4.

             (l) Termination of Agreements. To the extent reasonably required by TRWC prior to the Effective Time, the Company shall have taken action, and shall have caused the TRB Members to take action, to terminate the Contracts set forth on Schedule 7.2.

             (m) Termination and Release of Guaranties. TRWC shall have received satisfactory evidence of the termination of all Company liabilities (if any), including without limitation, termination and release of all Company guarantees, relating to member debt to third parties.

             (n) Payment of Company Debt. TRWC shall have received satisfactory evidence of the payment in full of all Company Debt.

             (o) Payment of Debt to Members. TRWC shall have received satis-factory evidence of the payment in full of all Company liabilities for distributions to Members, including any amounts owed to former members related to the repurchase of Company Units.

             (p) No Company Material Adverse Effect. There shall not have occurr -ed any event or series of events which has had or would reasonably be expected to have a Company Material Adverse Effect.

             (q) Other Documents. The Company shall have delivered to TRWC or Parent, as applicable, such other documents as are reasonably necessary or as TRWC, Parent or their respective counsel may reasonably request in order to consummate the transactions contemplated hereby.

     7.3 Conditions to Obligations of the Company and the TRB Members. The obligations of the Company and the TRB Members to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by the Company or the TRB Members, or both, as applicable):

             (a) Payment. Parent, upon its receipt of the Exchange Deliveries to be delivered by the TRB Members in accordance with Article 3, shall promptly cause its transfer agent to deliver the Stock Consideration (other than that portion constituting the Holdback) to the Member Agent by physically delivering the certificates representing the Individual Consideration portion of the Stock Consideration in accordance with Section 3.2.

             (b) Representations and Warranties. All representations and warranties of Parent and TRWC given herein or in any Transaction Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by "material," "materiality," or similar words, which shall be true and correct) as of the Closing Date.

             (c) Performance and Compliance. Each of TRWC and Parent, respec-tively, shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed by it or complied with by it on or before the Closing.

             (d) Incumbency. Each of TRWC and Parent shall deliver to the Company resolutions or other evidence of the incumbency of all officers of each of TRWC and Parent, respectively, who have executed this Agreement or any of the other agreements, documents or instruments required to be delivered hereunder, including specimens of the signatures of each of such officers.

             (e) Statement of Merger. TRWC shall have delivered to the Company the Statement of Merger, in form and content as required by the Act, duly executed by TRWC.

             (f) Copies of Resolutions. TRWC and Parent shall have delivered to the Company copies of resolutions adopted by the board of directors of Parent on its own behalf and as the sole shareholder of TRWC, satisfactory to the Company, approving this Agreement and the consummation of the transactions contemplated hereby and waiving any conflicts of interest associated with such transactions.

             (g) Transaction Document Deliveries. TRWC or Parent, as applicable, shall have delivered to the Company or the TRB Members, as applicable, executed originals of the following:

(i)      this Agreement;

(ii)     the Investor Rights Agreement attached hereto as Exhibit 3.4; and

(iii)    the Release and Waiver attached hereto as Exhibit 3.5.

             (h) Certificates of Existence. Parent and TRWC shall each have delivered to the Company a certificate of the Secretary of State dated not more than ten days before the Closing Date, stating that Parent or TRWC, as the case may be, is a corporation in existence and good standing under the laws of such state.

             (i) Other Documents. TRWC and Parent shall have delivered to the Company such other documents as are reasonably necessary or as the Company or its counsel may reasonably request in order to consummate the transactions contemplated hereby.

                                   ARTICLE 8
                                 INDEMNIFICATION

     8.1  Indemnification  by TRWC. Subject to the limitations set forth in this
Article 8, TRWC hereby agrees to indemnify and hold harmless, to the fullest extent permitted by law, the TRB Members, their respective heirs, successors and assigns (each, a "TRB Indemnitee" and collectively, the "TRB Indemnitees") from, against and in respect of any and all Adverse Consequences arising from, or otherwise related to, directly or indirectly, any material breach of any representation or warranty made by TRWC or any material breach or default in performance by TRWC of any covenant, obligation or other agreement in this Agreement or the Transaction Documents delivered by TRWC.

     8.2 Indemnification by Parent. Subject to the limitations set forth in this
Article 8, Parent hereby agrees to indemnify and hold harmless, to the fullest extent permitted by law, the TRB Indemnitees from, against and in respect of any and all Adverse Consequences arising from, or otherwise related to, directly or indirectly, any material breach of any representation or warranty made by Parent or any material breach or default in performance by Parent of any covenant, obligation or other agreement in this Agreement or the Transaction Documents delivered by Parent and to which it is a party.

     8.3 Indemnification of TRWC and Parent. Subject to the limitations set forth in this Article 8, the TRB Members hereby agree to indemnify and hold harmless, to the fullest extent permitted by law, TRWC and Parent or their
Affiliates, and each of their respective officers, directors, partners, employees and trustees (collectively, the "TRWC Indemnitees") from, against and in respect of any and all Adverse Consequences arising from, or otherwise related to, directly or indirectly, any of the following:

             (a) Any material breach of any representation or warranty made by the Company or by TRB Members in this Agreement or the Transaction Documents delivered by the Company or TRB Members.

             (b) Any material breach or default in performance by the Company of any covenant, obligation or other agreement in this Agreement or the Transaction Documents delivered by Company.

             (c) Any material breach or default in performance by the TRB Mem-bers, or any material breach by TRB Members of any representation, warranty, covenant, obligation or other agreement in this Agreement or the Transaction Documents delivered by the TRB Members.

             (d) Allocation of any setoff against the Holdback in accordance with instruction from TRB Indemnifying Parties as provided in Section 8.5 below.

     8.4 Survival of Indemnification. The representations and warranties contained in this Agreement and the indemnification obligations set forth in this Article 8 with respect to such representations and warranties shall survive the Closing Date, as follows:

             (a) Fraudulent Breach of Representations. In the case of a claim based upon the inaccuracy or material breach of a representation or warranty made in this Agreement or the Transaction Documents which was made fraudulently, indefinitely;

             (b) Specified Representations. In the case of a claim based upon the inaccuracy or breach of the representations and warranties set forth in
Section 4.1(Organization, Standing and Power); Section 4.2 (Authorization and Approval); and Section 4.5 (Equity Interests) indefinitely. In the case of a claim based upon the inaccuracy or breach of the representations and warranties set forth in Section 4.14 (Tax Matters) and Section 4.19 (Environmental Matters), until the expiration of all statutes of limitation applicable to any claims relating to or arising from the matters described in such representations and warranties; and

             (c) All Other Claims. In the case of all other claims, for a period of thirty-six months following the Closing Date commencing on the date of this Agreement and ending on September 14, 2013. No claim for recovery of Adverse Consequences may be asserted after the expiration of the applicable time period described in the foregoing sentence; provided, however, that any claim first asserted by the giving of a Notice of Claim within such survival period shall neither be abated nor barred.

     8.5 Payment and Setoff; Order of Recovery. Amounts needed to cover any indemnification claims resolved in favor of any TRWC Indemnitee against the TRB Members will be paid to TRWC first out of the Holdback, and TRWC may set off all claims that are resolved by agreement of the Parties or by binding Order of court or arbitrator against the Holdback; provided, however, that the foregoing shall in no way be construed to limit the TRWC Indemnitee's right to indemnification from the TRB Members to the amount of the Holdback. Subject to the limitations set forth in this Article 8, the TRB Members will be jointly and severally liable for all claims under Section 8.3; provided that in the event that the TRB Indemnifying Parties notify TRWC in writing of a determination by agreement of the TRB Indemnifying Parties or by binding Order of court or arbitrator that any claim shall be setoff pro rata against the Individual Consideration of only the TRB Members determined to be at fault with respect to such claim, TRWC shall use commercially reasonable efforts to allocate any such setoff as requested in writing by the TRB Indemnifying Parties but in no event shall TRWC be liable to any Person for such allocation and setoff and the instructing TRB Indemnifying Parties shall indemnify and hold harmless TRWC with respect to any claim or action arising from or related to any such allocation pursuant to Section 8.3. For purposes of this Agreement, the value of the Holdback shall be an amount equal to ten percent (10%) of the total Stock Consideration determined by multiplying one dollar ($1.00) by the number of shares of Parent Stock each TRB Member is entitled to receive upon consummation of the Merger. The Holdback will be reduced dollar for dollar by the amount needed to cover indemnification claims resolved in favor of any TRWC Indemnitee against the TRB Members, and the Individual Consideration payable to each TRB Member shall be deemed adjusted by the amount of such reduction, apportioned among the TRB Members in accordance with this Section 8.5. The duly executed stock powers delivered by TRB Members pursuant to Section 3.2(a) and (b) shall be deemed acceptable for transfer on the books of Parent any shares transferred from the Holdback in order to cover any indemnification claims pursuant to this
Article 8.

     8.6 Indemnification Procedures and Third Party Claims. The procedures to be followed with respect to the defense and settlement of any claim made by a third party which, if true, would give rise to a right on the part of an Indemnified Party to be indemnified against the resulting Adverse Consequences in whole or in part, under this Article 8 (a "Claim") shall be as follows:

             (a) Promptly after receipt by a Person entitled to indemnification hereunder (the "Indemnified Party") of written notice of the assertion of a claim or the commencement of any litigation with respect to any matter within the scope of Sections 8.1, 8.2 or 8.3, but in any event before the expiration of the applicable survival period provided in Section 8.4, the Indemnified Party shall give written notice thereof, specifying to the extent practicable the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"), to the parties from whom indemnification is sought pursuant hereto (the "Indemnifying Party"). The Indemnifying Party shall have 30 calendar days after its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim or demand, and (ii) subject to subsections (b) and
(c) of this Section 8.6, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, however, that the Indemnified Party is authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests; provided further, that the Indemnified Party shall use its reasonable efforts to provide the Indemnifying Party with notice of any such filing and an opportunity to comment thereon. The omission by an Indemnified Party to promptly deliver to any Indemnifying Party a Claim Notice or any other notice required under this Section 8.6(a) will not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party in connection therewith, except to the extent the Indemnifying Party is prejudiced by such delay.

             (b) Unless, in the reasonable  judgment  of  the Indemnified Party,
(i) there is a conflict between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of such Claim or (ii) legitimate legal or business considerations would require the Indemnified Party to defend or respond to such Claim in a manner different from that recommended by the Indemnifying Party, the Indemnifying Party shall, by giving written notice thereof to the Indemnified Party confirming the Indemnifying Party's obligation under this Article 8 to indemnify the Indemnified Party in respect of such Claim, be entitled to assume and control such defense with counsel chosen by it. The Indemnified Party shall be entitled to participate therein after such assumption, but the costs of such participation (other than the costs of providing witnesses or documents at the request of the Indemnifying Party or in response to legal process) following such assumption shall be at the expense of the Indemnified Party. Upon assuming such defense, the Indemnifying Party shall have full access to all documents and other information it reasonably deems necessary to conduct its defense, which documents or information are in the possession of the Indemnified Party, as well as access to any employees as well as the full right to enter into any compromise or settlement that is dispositive of the matter involved; provided that, except for the settlement of a Claim that involves no obligation of the Indemnified Party other than the payment of money for which indemnification is provided hereunder, the Indemnifying Party shall not settle or compromise any Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, delayed or conditioned; and provided, further, that the Indemnifying Party may not consent to entry of any judgment or enter into any settlement in respect of a Claim that does not include an unconditional release of the Indemnified Party from all liability in respect of such Claim.

             (c) With respect to a Claim as to which the Indemnifying Party (i) does not have the right to assume the defense under Section 8.6(b) or (ii) shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such Claim with counsel chosen by it, and the Indemnifying Party shall be obligated to pay all reasonable attorneys' fees and expenses of the Indemnified Party incurred in connection with such defense. The Indemnifying Party shall be entitled to participate in the defense of such Claim at its own expense. Notwithstanding the foregoing, the Indemnified Party shall not be required to defend any Claim under this Section 8.6(c) unless (i) the Indemnifying Party confirms its obligation under Section 8.6(b) to indemnify the Indemnified Party in respect of such Claim by written notice to the Indemnified Party, and (ii) if requested by the Indemnified Party, the Indemnifying Party provides reasonable assurance to the Indemnified Party of the Indemnifying Party's financial ability to indemnify the Indemnified Party against the costs of defense and any liability that may result from such Claim, including providing a bond or other security therefor if reasonably requested by the Indemnified Party. If the Indemnified Party is not required to defend any Claim under the immediately preceding sentence, it shall owe no duties to the Indemnifying Party with respect to such Claim, and may defend, fail to defend or settle such Claim without affecting its right to indemnity hereunder.

             (d) The Indemnified Party may compromise or settle any Claim against it at any time; provided, however, that the Indemnified Party shall not settle or compromise any Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, delayed or conditioned; and provided, further, that if in the reasonable judgment of the Indemnified Party it would be materially harmed or otherwise prejudiced by not entering into a proposed settlement or compromise and the Indemnifying Party withholds consent to such settlement or compromise, the Indemnified Party may enter into such settlement or compromise, but such settlement or compromise shall not be conclusive as to the existence or amount of the liability of the Indemnifying Party to the Indemnified Party or any third party.

             (e) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any Claim, including without limitation making available to the other all pertinent information and witnesses within its control at reasonable intervals during normal business hours.

     8.7 Exclusive Remedy. Except for equitable remedies (including injunctive relief) and remedies, if any, under the Transaction Documents other than this Agreement, and in the absence of fraud, the parties hereto acknowledge and agree that the sole and exclusive remedy of the Parties to this Agreement from and after the Closing Date with respect to any Losses or Adverse Consequences whatsoever and any and all claims for breach or liability under this Agreement shall be solely in accordance with, and limited by, the indemnification provision set forth in this Article 8. For purposes of clarification, the parties acknowledge and agree that such exclusion of remedies and limitations do not apply (a) to any claim for intentional misrepresentation or other fraud by any Party in the context of the transactions contemplated hereby, or (b) to any claim any Party may have under the Transaction Documents other than this Agreement.

     8.8 Limitations. Except to the extent of a breach of any representation, warranty, covenant, agreement or any other obligation contained herein, the indemnification provisions of Article 8 shall not apply to any claim or liability released under the Release and Waiver.

                                   ARTICLE 9
                              ADDITIONAL COVENANTS

     9.1 Post-Merger Existence of TRWC. Subject to the terms and conditions of this Agreement and consummation of the transactions contemplated hereby, Parent shall not resolve to voluntarily liquidate or otherwise wind up the business and affairs of and dissolve TRWC for a period of twelve months commencing on the Closing Date and terminating on September 14, 2011.

     9.2 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties, at and after the Effective Time, upon the reasonable request from time to time of any other Party and without further consideration (other than the reimbursement of reasonable out-of-pocket expenses), shall do each and every act and thing as may be necessary or reasonably desirable to consummate the transactions contemplated hereby and to effect an orderly consummation of the Merger in accordance with the provisions of this Agreement, including: (a) executing, acknowledging and delivering such assurances, assignments, powers of attorney and other documents and instruments as may be reasonably requested; (b) furnishing information and copies of documents, books and records; (c) filing reports, returns, applications, filings and other documents and instruments with Governmental Authorities; (d) assisting in good faith in any Litigation, threatened Litigation or claim and cooperating therein with other parties and their advisors and representatives, including providing relevant documents and evidence and maintaining confidentiality in connection with such Litigation or threatened Litigation or claims against the party from whom such cooperation is requested; (e) assisting in the preparation of financial statements for the Surviving Corporation; and (f) cooperating with the other Parties (at such other Parties' expense except as provided in this Agreement) in exercising any right or pursuing any claim, whether by Litigation or otherwise, other than rights and claims running against the party from which such cooperation is requested.

     9.3 Expenses. Each party shall be responsible for paying its own costs and expenses in connection with the transactions contemplated by this Agreement. All expenses of the Company and the TRB Members in connection with the transactions contemplated by this Agreement must be paid on or before Closing or the TRB Members shall have provided for the personal and individual payment of such expenses.

     9.4 Confidentiality.

                  (a) The Parties covenant and agree that no press release or other public statement shall be made regarding this Agreement and the transactions contemplated by this Agreement without the prior written agreement of the Company, TRWC and Parent.

                  (b) As of and following the date of this Agreement, no party shall disclose to third parties, nor use for its own account, any trade secrets, business secrets, other non-public information relating to Parent, TRWC, the Company or the TRB Members, or any non-public information that it has obtained from any other party in connection with this Agreement with respect to such other party (the "Confidential Information"); provided however, that (a) a party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party), and (b) to the extent that it may become compelled by legal requirements to disclose any of such information, such party may disclose such information if it has afforded the other party a reasonable opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information compelled to be disclosed; and provided further that as of and following the Effective Time, TRWC or Parent shall be free to use and copy all Company Confidential Information in its sole discretion.

     9.5 Filings; Other Actions; Notifications.

             (a) The Company, TRWC, Parent and the TRB Members shall cooperate with each other and use (and shall cause their respective Affiliates to use) all commercially reasonable efforts (i) to do or cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings; and (ii) to obtain as promptly as practicable all consents and permits necessary or advisable to be obtained from any third party or any Governmental Authority in connection with, as a result of, or in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 9.5 shall require, or be construed to require, TRWC or Parent to take any action which could, in the reasonable judgment of the board of directors of TRWC or Parent, respectively materially and adversely impact the economic or business benefits to TRWC or Parent of the transactions contemplated by this Agreement.

             (b) The Company, TRWC, Parent and the TRB Members each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Company, TRWC or Parent, as the case may be, from any third party or Governmental Authority with respect to the Merger or the other transactions contemplated by this Agreement.

     9.6 Tax Matters.

             (a) Final Tax Returns. The Surviving Corporation shall be respons-ible for the preparation of drafts of all Tax Returns, consistent with past practices, that are required to be filed with respect to the income, assets or operations of the Company or the Surviving Corporation for Tax periods ending on or prior to the Closing Date ("Final Tax Returns"). The Final Tax Returns (i) shall be signed on behalf of the Company by one or more of the TRB Members as appropriate in their official capacities with the Company as of the day immediately preceding the Closing Date, and (ii) shall be filed by the Surviving Corporation.

             (b) Payments. The Tax Member, on behalf of the TRB Members, shall pay or cause to be paid all Taxes that are required to be paid, with respect to the income, assets or operations of the Company for Tax periods ending on or before the Closing Date. For Tax periods that begin before the Closing Date but end after the Closing Date with respect to the income, assets or operations of the Company, the Tax Member, on behalf of the TRB Members, shall pay or cause to be paid all Taxes attributable to the portion of such Tax period prior to the Closing Date. For Tax periods that begin before the Closing Date but end after the Closing Date with respect to the income, assets or operations of the Company, the Surviving Corporation shall make all determinations and elections and pay or cause to be paid all Taxes attributable to the portion of the Tax period on or after the Closing Date.

             (c) Tax Periods Ending After the Closing Date. The Surviving Corp-oration, shall file or cause to be filed (including, without limitation, through its Parent on a consolidated tax return) all Tax Returns that are required to be filed, and shall pay or cause to be paid all Taxes that are required to be paid, by or with respect to the income, assets or operations of the Surviving
Corporation for Tax periods ending after the Closing Date. Payments of Taxes attributable to such periods shall be made in accordance with Section 9.6(b) above.

             (d) Contests.

                          (i) The Surviving Corporation shall have the exclusive
authority to control any audit or examination by any authority, initiate any claim for refund, amend any Tax Return and contest, resolve and defend against any assessment for Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of the Company for Taxes for any Tax period (or portion thereof) ending on or before the Closing Date. Subject to the foregoing, the Surviving Corporation shall allow the Tax Member, on behalf TRB Members, to participate at its expense in any such contest which could have an effect on any Tax liabilities for which the TRB Members are liable under this Agreement after the Closing Date or could result in any adjustment to a Tax Return of the Company for any other period. The Surviving Corporation shall not settle any such audit or examination in a manner which would adversely affect the TRB Members without the prior written consent of Tax Member, on behalf of the TRB Members, which consent shall not unreasonably be withheld.

                           (ii)   The  Surviving   Corporation  shall  have  the
exclusive authority to control any audit or examination by any taxing authority, initiate any claim for refund, amend any Tax Return and contest, resolve and defend against any assessment for Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of the Surviving Corporation or any successor thereto for Taxes for any Tax period ending on or after the Closing Date.

             (e) Tax Certificates and Cooperation. The Surviving Corporation and the Tax Member, on behalf of the TRB Members, shall agree, upon reasonable request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed

(including, but not limited to, with respect to the transactions contemplated hereby). The Parties agree to cooperate with each other as necessary to allow them to carry out their responsibilities under Article 9.

     9.7 Plan of Merger; Reservation of Shares of Parent Stock At the Effective Time, the Merger shall be effected in accordance with this Agreement.

             (a) In connection therewith, Parent acknowledges that it (i) will cause TRWC to take all actions required of it to consummate the Merger hereunder, and (ii) will issue or release or cause to be issued or released as provided in this Agreement the Stock Consideration. Parent has reserved for issuance such number of shares of Parent Stock as shall be necessary to satisfy its obligations hereunder with respect to the issuance and delivery of the Stock Consideration and shall not take any action that would cause the aggregate number of authorized shares of Parent Stock available for issuance hereunder not to be sufficient to effect the Merger. If at any time the aggregate number of shares of Parent Stock reserved for issuance hereunder is not sufficient to effect the Merger, Parent shall take all appropriate action as may be required to increase the number of shares of Parent Stock reserved for such purpose.

             (b) If there is any change in the outstanding shares of Parent Stock because of a merger, consolidation or reorganization involving the Parent or a related entity, or if the board of directors of the Parent declares a stock dividend, stock split distributable in shares of Parent Stock or reverse stock split, or if there is a similar change in the capital stock structure of the Parent affecting the Parent Stock generally, the number of shares of Parent Stock constituting the Stock Consideration shall be correspondingly adjusted, and any relevant provisions of this Agreement shall be correspondingly adjusted to the extent appropriate to reflect such adjustment in the number of shares of Parent Stock constituting the Stock Consideration, including, as applicable, the Parent Stock Price and Article 8.

                                   ARTICLE 10
                                   TERMINATION

     10.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption hereof by the TRB Members, by written consent of the Parties.

     10.2 Termination by Either the Company or TRWC. This Agreement may be terminated and the Merger may be abandoned (a) by action of the TRB Members or the sole shareholder of TRWC if the Merger shall not have been consummated by September 30, 2010 whether such date is before or after the date of adoption hereof by the TRB Members (the "Termination Date"), or (b) by action of the TRB Members or the sole shareholder of TRWC if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption hereof by the TRB Members); provided, that the right to terminate this Agreement shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated on or before the Termination Date.

     10.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the TRB Members if there has been a material breach by TRWC or Parent of any representation, warranty, covenant or agreement contained in this Agreement that, together with all such breaches, would prevent any of the conditions set forth in Article 7 from being satisfied (other than by waiver) prior to the Termination Date and that is not curable or, if curable, is not cured within 10 days after written notice of such breach is given by the Company to TRWC.

     10.4 Termination by TRWC. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption hereof by the sole shareholder, by action of the board of directors of TRWC:

             (a) If there has been a material breach by the TRB Members or the Company or any of them of any representation, warranty, covenant, obligation or agreement contained in this Agreement that, together with all such breaches, would prevent any of the conditions set forth in Article 7 from being satisfied (other than by waiver) prior to the Termination Date and that is not curable or, if curable, is not cured within 10 days after written notice of such breach is given by TRWC to the Company; or

             (b) If the approval of this Agreement by the holders of at least a super-majority-in-interest of the Company Units shall not have been obtained by the TRB Members in accordance with the Company's operating agreement; or

             (c) If a Company Material Adverse Effect has occurred.

     10.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, this Agreement (other than as set forth in Section 9.3), including the release and waiver and all other Transaction Documents, shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, managers, members, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability resulting from any willful breach of this Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS

     11.1 Amendment. This Agreement may not be amended or modified, without the prior written consent of each of the Parties hereto.

     11.2 Waiver. Failure to insist upon strict compliance with any of the terms or conditions of this Agreement at any one time shall not be deemed a waiver of such term or condition at any other time; nor shall any waiver or relinquishment of any right or power granted herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

     11.3 Governing Law; Consent to Jurisdiction.

             (a) Notwithstanding the place where this Agreement may be executed by any of the Parties, the Parties expressly agree that this Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Colorado, without regard for its conflict of laws doctrine.

             (b) The Parties irrevocably consent and submit to the exclusive jurisdiction of the Courts of the State of Colorado and the United States District Courts located in the City and County of Denver, Colorado, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement, any related agreement or in any way connected with or related or incidental to the dealings of the Parties hereto in respect of this Agreement or any of the transactions related hereto and agree that any dispute with respect to any such matters shall be heard only in the courts described above.

     11.4 Notices. Any notice or other communication to be given hereunder shall be in writing and shall be deemed sufficient when (i) mailed by United States certified mail, return receipt requested, (ii) mailed by overnight express mail,
(iii) sent by facsimile or telecopy machine, followed by confirmation mailed by first-class mail or overnight express mail, or (iv) delivered in person, at the address set forth below, or such other address as a Party may provide to the other in accordance with the procedure for notices set forth in this Section 11.4:

                  If to Parent:

                  Two Rivers Water Company
                  2000 S Colorado Blvd,  Annex Ste 200
                  Denver  CO  80222
                  Attention:        John McKowen
                  Telephone:        303-222-1000
                  Telecopy:         303-222-1012

                  If to TRWC:

                  TRWC, Inc.
                  2000 S Colorado Blvd,  Annex Ste 200
                  Denver  CO  80222
                  Attention:        John McKowen
                  Telephone:        303-222-1000
                  Telecopy:         303-222-1012

                  with a copy (which shall not constitute notice) to:

                  Sherman & Howard L.L.C.
                  633 17th Street, Suite 3000
                  Denver, Colorado 80202
                  Attention:  Gregory J. Ramos
                  Telephone:  (303) 299-8332
                  Telecopy:  (303) 298-0940

                  If to the Company prior to the Effective Time:

                  Two Rivers Basin, LLC
                  13 Pedregal Lane
                  Pueblo, Colorado 81005
                  Attention:  Fred Jones
                  Telephone:  719-561-4048
                  Telecopy:    ________________

                  with a copy (which shall not constitute notice) to:

                  Welborn Sullivan Meck & Tooley, P.C.
                  821 Seventeenth Street, Suite 500
                  Denver, Colorado 80202
                  Attention:  Jeffrey J. Peterson, Esq.
                  Telephone:  303-376-4488
                  Telecopy:  303-832-2366

     11.5 Invalid Provision. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties in a manner acceptable to the Parties.

     11.6 Assignment. Neither this Agreement nor any rights or obligations, may be assigned or delegated by any Party without the prior written consent of all other Parties.

     11.7 Binding Effect; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.8 Payments in U.S. Dollars. All amounts required to be determined under this Agreement shall be denominated in United States Dollars.

     11.9 Headings. Headings and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

     11.10 Person and Gender. For purposes of this Agreement, references to the masculine gender shall include the feminine and neuter genders and the singular shall include the plural.

     11.11 Entire Agreement. This Agreement, together with its Schedules and Exhibits, constitutes the entire agreement of the Parties with respect to matters set forth in this Agreement, and supersede any prior understanding or agreement, oral or written, with respect to such matters including without limitation that certain Letter of Intent dated June 14, 2010 between TRWC and the Company. To the extent that the provisions of this Agreement may be inconsistent, the provisions of this Agreement shall control. The Schedules and Exhibits to this Agreement shall be deemed an integral part of this Agreement.

     11.12 Interpretations. No ambiguity herein shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise. No Party shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all Parties and their lawyers and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto. All references in this Agreement to Articles, Sections, subsections, Exhibits or Schedules shall be deemed to refer to Articles, Sections, subsections, Exhibits or Schedules of this Agreement unless otherwise expressly stated. The words "include," "includes" and "including" as used herein mean include, includes and including "without limitation."

     11.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be an original, and all such counterparts shall constitute one and the same Agreement, binding on all the Parties notwithstanding that all the Parties are not signatories to the same counterpart.

     11.14 No Tax Advice. No Party hereto makes any representation with respect to the Tax liability that may arise as a result of the Merger or any other transaction contemplated by this Agreement. Each party acknowledges that any tax advice express or implicit in the provisions of this Agreement is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on any taxpayer by the IRS. Each Party should seek advice based on its particular circumstances from an independent tax advisor.





                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the day and year first above written.



                            TRWC, INC.

                            By: ________________________________________

                            Name:_______________________________________

                            Title:______________________________________



                            TWO RIVERS BASIN LLC

                            By: ________________________________________

                            Name:_______________________________________

                            Title:______________________________________




                            TWO RIVERS WATER COMPANY

                            By: ________________________________________

                            Name:_______________________________________

                            Title:______________________________________

                                   SCHEDULE A
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC



   TRB Members              Number of Company             Number of Shares of
                                Units Held             Parent Stock to be Issued
  Fred F. Jones                 1,992,860                       996,430
  Kevin Lowther                 1,992,860                       996,430
  Steve Hodges                  1,992,860                       996,430
   John Stroh                   1,992,860                       996,430
  Roger Lefler                  1,992,860                       996,430
  Ken Roerhrich                 1,992,860                       996,430
   David Cheng                  1,992,860                       996,430
  Keith Wilhite                 1,049,980                       524,990

                                  SCHEDULE 4.3
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC


None.

                                  SCHEDULE 4.4
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC


1. The approval of a Supermajority in Interest of the TRB Members is necessary to consummate the Merger.

                                 SCHEDULE 4.8(a)
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC



1. The Company has liabilities to the law firm of Welborn Sullivan Meck & Tooley, P.C.

2. The Company is a party to (i) Stock Purchase Agreements, (ii) Promissory Notes, and Stock Pledge Agreements with TRWC, Parent and the persons listed on Exhibit A, pursuant to which the Company has incurred liabilities and Debts and granted liens on assets to secure its obligations including the payment of such Debt.

                                 SCHEDULE 4.8(b)
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC



1. The Company is a party to (i) Stock Purchase Agreements, (ii) Promissory Notes, and Stock Pledge Agreements with TRWC, Parent and the persons listed on Exhibit A, pursuant to which the Company is liable for the liability of HCIC and Parent.

                                  SCHEDULE 4.9
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC


1. Parent, TRWC and/or certain of its officers or directors have alleged claims against the Company related to or arising out of the contributions to and the operation of HCIC.

2. In connection with the dissolution of Accord Resources, LLC, the Company Units previously owned by Accord Resources, LLC were distributed to the members of Accord Resources, LLC and such members were admitted as members of the Company and executed agreements to be bound by the Company Operating Agreement.

3. In connection with the consummation of the Merger, the Company and the TRB Members will enter into the Release and Waiver.

4. The Company is a party to (i) Stock Purchase Agreements, (ii) Promissory Notes, and Stock Pledge Agreements with TRWC, Parent and the persons listed on Exhibit A, pursuant to which the Company has incurred liabilities and Debts and granted liens on assets to secure its obligations including the payment of such Debt.

                                SCHEDULE 4.12(a)
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC


Material Contracts

o    The Company Amended and Restated Operating Agreement.

o    Operating Agreement of HCIC Holdings, LLC dated August 17, 2009.

o Contribution Agreement, effective as of August 17, 2009, by and among Two Rivers Water Company, TRB, the members of TRB, the members of Accord Resources, LLC and HCIC Holdings, LLC.

o Assignment and Assumption of Share Purchase Agreements and Real Property Options, effective as of August 17, 2009, by and between TRB and Accord Resources, LLC.

o Assignment and Assumption of Share Purchase Agreements and Real Property Options, effective as of August 17, 2009, by and between TRB and HCIC Holdings, LLC.

o Various Engagement Agreements by and betweent he Company and the law firm of Welborn Sullivan Meck & Tooley, P.C. which, in consideration of the assumption by the TRB Members to pay any unpaid legal fees and as of the Effective Time shall be terminated and the company shall have no further obligation for the payment of any unpaid legal fees.

o The Company is a party to (i) Stock Purchase Agreements, (ii) Promissory notes, and Stock Pledge Agreements with TRWC, Parent and the persons listed on Exhibit A.

Parent, TRWC and/or certain of its officers and directors have alleged non-compliance with the Operating Agreement of HCIC Holdings, LLC against the company related to or arising out of the contributions to and the operation of HCIC.

                                 SCHEDULE 4.14
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC



1.   The Company has filed no Tax Return.

2. Pursuant to the application of Section 382 of the Internal Revenue Code, the Company's net operating losses may be limited after the Closing.

                                  SCHEDULE 4.17
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC



1.   Parent,  TRWC and/or certain of its officers and directors have  threatened
     litigation   against  the  Company   related  to  or  arising  out  of  the
     contributions to and the operation of HCIC.

                                  SCHEDULE 4.19
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC


None.

                                  SCHEDULE 4.24
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC



The Company has no (i) bank or other account maintained at any financial institution, or (ii) powers of attorney.

                                  SCHEDULE 7.2
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC

None.

                                  SCHEDULE 5.4
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC


The approval of Parent is required to consummate the Merger.

                                  SCHEDULE 5.5
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC

None.

                                  SCHEDULE 6.4
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC


The approval of Parent's board of directors is required to consummate the Merger.

                                  SCHEDULE 6.7
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC

                               Parent Litigation


         I.  Threatened Litigation.
             ---------------------

              Letter dated June 3, 2010 from Felt, Monson, & Culichia, LLC representing Russel and Evelyn Hudler (the "Hudlers") asserting claims against Parent as the majority interest holder of Huerfano Cucharas Irrigation Company arising from the Hudlers' 4% ownership thereof and special assessments related thereto. Parent intends to vigorously defend these claims.

                                  SCHEDULE 7.2
                                       to
                          Agreement and Plan of Merger
                         dated as of September 14, 2010
                                  by and among
                       Two Rivers Water Company, TRWC and
                              Two Rivers Basin, LLC

None.

                                    EXHIBIT A


Ballou
Loreen Cawlfield
William Cawlfield
Collins
Cortese
J & J Dorenkamp
Dorenkamp and George
Gendjar
George
Greathouse
Guardamondo
Michael Paul Horton
Keith Michael Horton
Jon Paul Horton III
Delores Horton
Patricia Horton-McMillen
Jack Jonhston
Longon
LPOP
Kevin and Leah Mackey
Kevin, Leah and Buford Mackey
Maez
Martin (102 shares)
Norman
SouthernColorado Land
St. Charles
Storm
Vendetti
Funk
Martinez
Kammerdiner
ASI Holdings, LLC
Kratzer
Sagstetter

                                                                     Exhibit 1.1


Document processing fee
  If document is filed on paper         $150.00
  If document is filed electronically   Currently Not Available
Fees & forms/cover sheets are
  subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

                        Statement of Merger
                (Surviving Entity is a Domestic Entity)
filed pursuant to Section 7-0--203.7 of the Colorado Revised Statutes (C.R.S.)

1. For each merging entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

        ID Number                       20081507400
                                        ---------------------
                                        (Colorado Secretary of State ID number)

        Entity name or true name        Two Rivers Basic LLC

        Form of entity                  Limited Liability Company

        Jurisdiction                    Colorado

        Street address                  13 Pedregal
                                        Pueblo, CO 81005

        Mailing address
        (leave blank if same as street address)

--------------------------------------------------------------------------------

ID Number                               -----------------------
                                        (Colorado Secretary of State ID number)

        Entity name or true name


        Form of entity

MERGE_COM                       Page 1 of 4             Rev. 5/29/2007

        Jurisdiction

        Street address                  --------------------------------


        Mailing address                 --------------------------------
        (leave blank if same as street address)



(If the following statement applies, adopt the statement by marking the box and include any attachment.)

[_] There are more than three merging entities and the ID number (if applicable), entity name or true name, form of entity, jurisdicition under the law of which it is formed, and the principal address of each additional merging entity is stated in an attachment.

2. For the surviving entity, its entity ID number (ifa pplicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are



MERGE_COM                       Page 2 of 4             Rev. 5/29/2007

        ID Number                       20091398146
                                        ---------------------
                                        (Colorado Secretary of State ID number)

        Entity name or true name        TRBC, Inc.

        Form of entity                  Corporation

        Jurisdiction                    Colorado

        Street address                  2000 S. Colorado Blvd., Ste. 200
                                        Denver, CO 80222

        Mailing address                 ---------------------------------
        (leave blank if same as street address)


3. Each merging entity has been merged into the surviving entity.

4. (If the following statement appliced, adopt the statement by marking the box.)

[_] The plan of merger provides for amendments to a constituent filed document of the surviving entity and an appropriate statement of change or other document effecting the amendments will be delivered to the Secretary of State for filing pursuant to Part 3 of Article 90 of Title 7, C.R.S.

5. (If the following statement applies, adopt the statement by marking the box and state the appropriate document number(s).)

[_] One or more of the merging entities is a registrant of a trademark described in a filed document in the records of the secretary of state and the document number of each filed document is

        Document number ___________________________

        Document number ___________________________

        Document number ___________________________

        (If the following statement applies, adopt the statement by marking the box and include an attachment.)

        [_] This document contains additional information as provided by law.

6. (If applicable, adopt the following statement by marking the box and include an attachment.)

[_] This document contains additional information as provided by law.

7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statemetn applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The daylayed effective date and, if applicable, time of this document are __________________. (mm/dd/yyyy hour:minuted am/pm)

MERGE_COM                       Page 3 of 4             Rev. 5/29/2007

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing this document to be delivered for use

                McKowen, John R.
                200 S Colorado Blvd., Annex Ste. 200
                Denver, CO 80222

(If applicable, adopt the following statement by marking the box and include an attachment.)

[_] This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal business or tax advisor(s).

MERGE_COM                       Page 4 of 4             Rev. 5/29/2007

Documents must be filed electronically. Paper documents will not be accepted.
  Document prossessing fee              $50.00
Fees & forms/cover sheets
  are subject to change.
To access other information or print
  copies of filed documents,
  visit www.sos.state.co.us and
  Select Business Center.


        Articles of Incorporation for a Profit Corporation filed pursuant to Section 7-102-101 and Section 7-102 of the Colorado
                        Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

                                Two Rivers Water Company
                                ----------------------------------------
                                (The name of a corporation must contain the term or abbrevisation "corporation," "incorporated," "company," limited," "corp.," "Inc," "CO," or "LTD." See Section 7-90- 601, C.R.S. If the corporation is professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more informaiton.)

Street address          2000 S. Colorado Blvd.
                        Suite 200
                                Denver, CO 80222

Mailing address
(leave blank if same as sstreet address)

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name                    McKowen, John R.
(if an individual)

OR

(if an entity)
(Caution: Do not provide both an indiviual and an entity name.)

Street address          2000 S. Colorado Blvd.
                        Suite 200
                                Denver, CO 80222


ARTINC_PC                       Page 1 of 3                     Rev. 02/28/2008

Mailing address
(leave blank if same as sstreet address)


(The following statement is adopted by marking the box.)

[X] The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name                    McKowen, John R.
(if an individual)

OR

(if an entity)
(Caution: Do not provide both an indiviual and an entity name.)

Street address          2000 S. Colorado Blvd.
                        Suite 200
                                Denver, CO 80222

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

[_] The corporation has one ore more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shaers of each class that the corporation is authorized to issue are as follows.

        (If the following statement applies, adopt the statement by marking the box and enter the number of shares.

        [_] The corporation is authorized to issue 100,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

        (If the following statement applies, adopt the statement by marking the box and include an attachment.)

        [_] Additional information regarding shares as required by section 7-106-101. C.R.S., is included in an attachment.
    (Caution: At least one box must be marked. both boxes may be marked, if applicable.)

6. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

[_] This document contains additional information as provided by la.

7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are _______________________ (mm/dd/yyyy hour: minute am/pm).

ARTINC_PC                       Page 2 of 3                     Rev. 02/28/2008

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing this document to be delivered for use

                McKowen, John R.
                200 S Colorado Blvd., Annex Ste. 200
                Denver, CO 80222

(If applicable, adopt the following statement by marking the box and include an attachment.)

[_] This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal business or tax advisor(s).




ARTINC_PC                       Page 3 of 3                     Rev. 02/28/2008

Document processing fee
  If document is filed on paper         $150.00
  If document is filed electronically   $ 25.00
Fees & forms/cover sheets are
  subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.


                        Articles of Amendment
filed pursuant to Section 7-90-301 and Section 7-110-106 of the Colorado
                        Revised Statutes (C.R.S.)

ID number:                      20091398146

1. Entity name:                 Two Rivers Water Company
                                ---------------------------------------
                                (If changing the name of the corporation, indicate name BEFORE the name change.)

2. New Entity name:             TRWC, Inc.
   (If applicable)

3. Use of Restricted Words
(If any of these terms are     [_] "bank" or "trust" or any derivative thereof
contained in an entity name,   [_] "credit union"  [_] "savings and loan"
true name of an entity, trade [_] "insurance," "casualty," mutual," or "surety" name or trademark stated in this document, mark the applicable box):

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration
as amended is less than perfpetual, state
the date on which the period of duration        ---------------------
expires:                                        (mm/dd/yyyy)

OR

If the corporation's period of duration as amended is perpetual,  mark this box:
[X]

7. (Optional) Delayed effective date:
                                        ------------------
                                        (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.


AMD_PC                          Page 1 of 2                     Rev. 11/15/2005

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8. Name(s) and address(es)
of the individual(s) causing
this document to be delivered
for filing:                             Littman, Michael
                                        7609 Ralston Road
                                        Arvada, CO 80002


(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing this document to be delivered for filing, mark this box [ ] and include an attachment stating the nature and address of such individuals.)


Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representationo r warranty. While this form is believe to satisfy minimum legal requirements as of its revfision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. questions should be address to the user's attorney.










AMD_PC                          Page 2 of 2                     Rev. 11/15/2005

                                                                     Exhibit 2.5


                          AMENDED AND RESTATED BY-LAWS
                                       of
                            Two Rivers Water Company
                             a Colorado Corporation


                                   ARTICLE I


         The initial principal office of the Corporation shall be at 2000 S. Colorado Blvd, Annex Ste. 200, Denver CO 80222. The Corporation may have offices at such other places within or without the State of Colorado as the Board of Director(s) may from time to time establish.

                                   ARTICLE II


         CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with corporate action, by any provisions of the statutes of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who should have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                  ARTICLE III
                               Board of Directors


         Section 1. GENERAL POWERS. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

         Section 2. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of up to seven (7) members. Except as provided in the Certificate of Incorporation, this number can be increased only by the vote or written consent of the holders of seventy (70) percent of the stock of the Corporation outstanding and entitled to vote. The current number of Directors shall be determined by the Board of Directors at its annual meeting. No Director need be a stockholder.

         Section 3. ELECTION AND TERM OF OFFICE. The Directors shall be elected annually by the stockholders, and shall hold office until their successors are respectively elected and qualified.


         Election of Directors need not be by ballot.

         Section 4. COMPENSATION. The members of the Board of Directors shall be paid a fee of $100.00 for attendance at all annual, regular, special and adjourned meetings of the Board, or such other amount determined by the Compensation Committee of the Board of Directors. No such fee shall be paid any director if absent. Any director of the Corporation may also serve the Corporation in any other capacity, and receive compensation there from in any form. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 5. REMOVAL AND RESIGNATIONS. The stockholders may, at any meeting called for the purpose, by vote of two-thirds of the capital stock issued and outstanding, remove any directors from office, with or without cause; provided however, that no director shall be removed in case the vote of a sufficient number of shares are cast against his removal, which if cumulatively voted at any election of directors would be sufficient to elect him, if cumulative voting is allowed by the Articles of Incorporation.

         The stockholders may, at any meeting, by vote of a majority of such stock represented at such meeting accept the resignation of any director.

         Section 6. VACANCIES. Any vacancy occurring in the office of director may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced.

         When one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have powers to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.

                                   ARTICLE IV
                         Meetings of Board of Directors

         Section 1. REGULAR MEETINGS. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders or any special meeting of the stockholders at such places within or without the State of Colorado and at such times as the Board may by vote from time to time determine.

         Section 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any place whether within or without the State of Colorado at any time when called by the Chief Executive Officer, President, Treasurer, Secretary or two or more directors. Notice of the time and place thereof shall be given to each director at least three (3) days before the meeting if by mail or at least twenty-four hours if in person or by telephone or telegraph. A waiver of such notice in writing, signed by the person or persons entitled to said notice, either before or after the time stated therein, shall be deemed equivalent to such notice. Notice of any adjourned meeting of the Board of Directors need not be given.

         Section 3. QUORUM. The presence, at any meeting, of one-third of the total number of directors, but in no case less than one (1) director, shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise required by statute or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

         Section 4.a. CONSENT OF DIRECTORS IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or committee, and such written consent is filed within the minutes of the Corporation.

                  b. The Board of Directors may hold regular or special meetings by telephone conference call, provided that any resolutions adopted shall be recorded in writing within 3 days of such telephone conference, and written ratification of such resolutions by the directors shall be provided within 10 days thereafter.

                                   ARTICLE V
                        Committees of Board of Directors

         The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                                   ARTICLE VI
                                    Officers

         Section 1. NUMBER. The officers of the corporation shall include, if and when designated by the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers, agents and factors as may be deemed necessary. One person may hold any two offices except the offices of Chief Executive Officer and Vice President, the offices of Chief Executive Officer and Secretary, the offices of President and Vice President, or the offices of President and Secretary.

         Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATION. The officers specifically designated in Section 1 of this Article VI shall be chosen annually by the Board of Directors and shall hold office until their successors are chosen and qualified. Notwithstanding the above, a vacancy in any office, however occurring, may be filled by the Board of Directors. No officer need be a director.

         Section 3. SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint other officers and agents, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any office the power to appoint any such subordinate officers, agents and factors and to prescribe their respective authorities and duties.

         Section 4. REMOVALS AND RESIGNATIONS. The Board of Directors may at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer or agent of the Corporation, or any member of any committee appointed by the Board of Directors.

         The Board of Directors may at any meeting, by vote of a majority of the directors present at such meeting, accept the resignation of any officer of the Corporation.

         Section 5. VACANCIES. Any vacancy occurring in the office of Chief Executive Officer, President, Vice President, Secretary, Treasurer or any other office by death, resignation, removal or otherwise shall be filled for the expired portion of the term in the manner prescribed by these By-Laws for the regular election or appointment to such office.

         Section 6. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall serve as the chief executive officer of the corporation and shall have general and active management authority with respect to the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; subject, however, to the right of the directors to delegate specific powers, except those exclusively conferred by statute on the Chief Executive Officer or the President, to any other officer or officers of the corporation. He or she shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation. He or she shall be EX OFFICIO a member of all committees.

         Section 7. THE PRESIDENT. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless a Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

         Section 8. THE VICE PRESIDENT. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

         Section 9. THE SECRETARY. The Secretary shall:

         a. Record all the proceedings of the meetings of the Corporation and directors in a book to be kept for that purpose;

         b. Have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary), an original or duplicate of which shall be kept at the principal office or place of business of the Corporation in the State of Colorado;

         c. Prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order;

         d. See that all notices are duly given in accordance with the provisions of these By-Laws or as required by statute;

         e. Be custodian of the records of the Corporation and the Board of Directors, and of the seal of the Corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal have been duly authorized;

         f. See that all books, reports, statements, certificates and the other documents and records required by law to be kept or filed are properly kept or filed; and

         g. In general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors, the Chief Executive Officer or the President.

         Section 10. THE TREASURER. The Treasurer shall:

         a.  Have  supervision  over  the  funds,   securities,   receipts,  and
disbursements of the Corporation;

         b. Cause all monies and other valuable effects of the Corporation to be deposited in its name and to its credit, in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors.

         c.  Cause the funds of the  Corporation  to be  disbursed  by checks or
drafts  upon  the  authorized   depositories  of  the  Corporation,   when  such
disbursements shall have been duly authorized;

         d. Cause to be taken and preserved proper vouchers for all monies disbursed;

         e. Cause to be kept at the principal office of the Corporation correct books of account of all its business and transactions;

         f. Render to the Chief Executive Officer, the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation and of his transactions as Treasurer;

         g. Be empowered to require from the officers or agents of the Corporation reports or statements giving such information as he my desire with respect to any and all financial transactions of the Corporation; and

         h. In general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such power as from time to time may be assigned to him by these By-Laws or by the Board of Directors, the Chief Executive Officer or the President.

         Section 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers shall have such duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

         Section 12. SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 3 of this Article VI. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         Section 13. SURETY BOND. The Board of Directors may secure the fidelity of any or all of the officers of the Corporation by bond or otherwise.

                                  ARTICLE VII
                            Execution of Instruments

         Section 1. EXECUTION OF INSTRUMENTS GENERALLY. All documents or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent of the Corporation and in such manner as the Board of Directors from time to time may determine.

         Section 2. CHECKS, DRAFTS, ETC. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

         Section 3. PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chief Executive Officer, President or Vice President and the Secretary or Assistant Secretary of the Corporation or by any other person or persons duly authorized by the Board of Directors.

                                  ARTICLE VIII

         Section 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whole facsimile signature or signatures shall have been used thereon, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation, and any such delivery shall be regarded as an adoption by the Corporation of such certificate or certificates.

         Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors.

         Section 2. TRANSFER OF STOCK. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

         Section 3. RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

         Section 4. CLOSING STOCK TRANSFER BOOK. The Board of Directors may close the Stock Transfer Book of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of the stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding (50) days in connection with obtaining the consent of stockholders for any purpose. However, in lieu of closing the Stock Transfer Book, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 5. LOST, DESTROYED AND STOLEN CERTIFICATES. Where the owner of a Certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner (a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation.

                                   ARTICLE IX
                                   Dividends

         Section 1. SOURCES OF DIVIDENDS. The directors of the Corporation, subject to any restrictions contained in the statutes and Certificate of Incorporation, may declare and pay dividends upon the shares of the capital stock of the Corporation either (a) out of its new assets in excess of its capital, or (b) in case there shall be no such excess, out of its net profits for the fiscal year then current or the current and preceding fiscal year.

         Section 2. RESERVES. Before the payment of any dividend, the directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and the directors may abolish any such reserve in the manner in which it was created.

         Section 3. RELIANCE ON CORPORATE RECORDS. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

         Section 4. MANNER OF PAYMENT. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation at par.

                                   ARTICLE X
                                      Seal

         The Corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and shall indicate its formation under the laws of the State of Colorado. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE XI
                                  Fiscal Year

         Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE XII
                                   Amendments

         Section 1. BY THE STOCKHOLDERS. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, these By-Laws may be amended or repealed, or new By-Laws may be made and adopted by a majority vote of all the stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that notice of intention to amend shall have been contained in the notice of meeting.

         Section 2. BY THE DIRECTORS. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, these By-Laws, including amendments adopted by the stockholders, may be amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board, provided that the stockholders may from time to time specify particular provisions of the By-Laws which shall not be amended by the Board of Directors.

                                  ARTICLE XIII
                                Indemnification

         The Board of Directors hereby adopt the provision of C.R.S. 7-3-101 S (as it may be amended from time to time) relating to Indemnification and in corporate such provisions by this reference as fully as if set forth herein.

                                   EXHIBIT 2.8


                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                               HCIC HOLDINGS, LLC


         This Amended and Restated Operating Agreement ("Agreement") is made effective as of September 14, 2010, notwithstanding the date of execution, by the sole Member of HCIC Holdings, LLC (the "Company") and sets forth provisions for the administration and regulation of the affairs of the Company:

     1. Formation. The Company was formed on August 18, 2009 by filing Articles of Organization with the Colorado Secretary of State pursuant to the Colorado Limited Liability Company Act (the "Act"). TRWC, Inc. acquired 100% of the Ownership Interests in the Company, effective as of the date and time of filing of a Statement of Merger with the Colorado Secretary of State, pursuant to which Two Rivers Basin, LLC, a Colorado corporation, merged with and into TRWC, Inc. with TRWC, Inc. being the surviving corporation and resulting in the Company becoming a wholly-owned subsidiary of TRWC, Inc.

     2. Company Name. The business of the Company will be conducted under the name "HCIC Holdings, LLC," or any other name or tradename determined by the Manager in accordance with applicable law.

     3. Registered Office and Agent. The registered office of the Company in Colorado is located at 2000 S. Colorado Blvd., Suite 200, Denver, Colorado 80222, and its registered agent is John McKowen, 2000 S. Colorado Blvd., Suite 200, Denver, Colorado 80222. The Company may subsequently change its registered office or registered agent in Colorado in accordance with the Act. After formation of the Company under the Act, the Company will apply for any required certificate of authority to do business in any other state or jurisdiction where it conducts business, as appropriate.

     4. Term. The Company's original Articles of Organization were filed with the Colorado Secretary of State on August 18, 2009 and the Company will continue in perpetuity, unless and until a dissolution occurs and a statement of dissolution has been filed with the Colorado Secretary of State.

     5. Sole Member. The sole member of the Company is TRWC, Inc. (the "Member" or "TRWC").

     6. Purpose. Subject to any provisions of law governing or regulating such business, the Company may engage in any lawful business.

     7. Ownership Interest. An ownership interest ("Ownership Interest") in the Company includes the holder's rights to share profits, losses and distributions, and to vote or consent with respect to any action subject to member approval, as well as all obligations imposed upon a member under the Act or this Agreement. The Member holds 100% of the Ownership Interests in the Company.

     8. Transferees. The Member may freely transfer all or any part of such Member's Ownership Interest. The transferee will, without further act, succeed to all of the benefits and burdens of such Ownership Interest as a member (to the extent of the interest transferred). Each transferee of an Ownership Interest becomes admitted to the Company as a member under the Act. If, after the transfer, there are two or more members, subject to Section 10, [a] any decision by the Company will be made by members owning a majority of the Ownership Interests, [b] any profits or losses will be allocated, and any distribution will be made, to the members in proportion to their Ownership Interests, and [c] any reference in this Agreement to the Member will be deemed to be a reference to the members.

     9. Powers. The Company has all of the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its business.

     10. Management. All management rights and powers are vested in TRWC as the "manager" for purposes of the Act (the "Manager"). If the Member is the only member of the Company at the time that it transfers all of its Ownership Interest, the transferee will become the Manager. As long as TRWC is a member, it may remove the Manager at any time with or without cause and upon removal of the Manager, TRWC will appoint a new Manager for the Company.

     11. Authority. The Manager is an agent of the Company for the purpose of its business. The act of the Manager binds the Company, including acts for apparently carrying on in the usual way the business of the Company. No third party dealing with the Company will be required to ascertain whether the Manager is acting within the scope of the Manager's authority.

     12. Indemnification. The Company will indemnify the Manager and the Member to the fullest extent permitted under the Act but only, in the case of the Manager, to the extent that the losses, costs, expenses and liabilities for which the Manager seeks indemnification did not result from the gross negligence or willful misconduct of the Manager.

     13. Capital Contributions. The Member may transfer funds or property to the Company from time to time as a capital contribution but no contributions of capital will be required from the Member unless otherwise required by law. The Member has no obligation to restore a deficit capital account at any time (whether upon liquidation or otherwise). The Member is not entitled to the return of any part of its capital contributions or to be paid interest in respect of either its capital account or its capital contribution. An unrepaid capital contribution is not a liability of the Company.

     14. Capital Accounts. The Company will maintain a capital account for the Member. Credits and charges to capital accounts will be made in accordance with the Company's accounting method.

     15. Profits and Losses. For each fiscal year of the Company, profits or losses of the Company will be an amount equal to the Company's income or loss determined in accordance with TRWC or it's parent's accounting method. Any such profits or losses (including items of income, gain, loss and deduction for each fiscal year) will be allocated to the Member.

     16. Cash Reserves. The Manager may establish and maintain reasonable cash reserves for any reason consistent with the purpose of the Company, including for operating expenses, capital improvements and debt service. The amount of such reserves will be as the Manager may determine.

     17. Distributions. Distributions of cash or other property to the Member will be made as the Manager may determine. Distributions may be made out of profits (either current or accumulated) or capital, or both.

     18. Distribution Limitation. Notwithstanding any other provision of this Agreement, the Company will not make any distribution to the Member if, after giving effect to the distribution, the liabilities of the Company would exceed the fair value of the Company's assets. With respect to any property subject to a liability for which the recourse of creditors is limited to the specific property, such property will for this purpose be included in assets only to the extent that the property's fair value exceeds its associated liability, and such liability will be excluded from the Company's liabilities.

     19. Limited Liability. Except as provided by the Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and neither the Member nor the Manager is personally obligated for any such debt, obligation, or liability of the Company solely by reason of being a member or acting as a manager of the Company. If the Member receives a distribution from the Company, the Member will have no liability to return such distribution except to the extent required under the Act or by other applicable law and except to the extent that the distribution was made by mistake.

     20. Action Without a Meeting. Any action required or permitted to be taken at a meeting of members may be taken without a meeting if the action is evidenced by the written consent describing the action taken, signed by the Member.

     21. Tax Status. As provided in the tax regulations under ss. 7701 of the Internal Revenue Code, for federal income tax purposes the Company will be disregarded as an entity separate from its owner as long as it has only one member. At any time that the Company has two or more members, the Company will be treated as a partnership for federal income tax purposes. The Company will not elect to be classified as an association for federal income tax purposes unless this Agreement is amended to provide specifically for such an election. To the extent possible, similar provisions with respect to income tax status will apply for state and local tax purposes.

     22. Fiscal Year. For income tax and accounting purposes, the fiscal year of the Company will end on December 31 of each calendar year (unless otherwise required by the Code).

     23. Accounting Method. For income tax and accounting purposes, the Company will use the same accounting method as the Member (unless otherwise required by the Code).

     24. Reports. The Company books will be closed at the end of each fiscal year and statements prepared showing the financial condition of the Company and its profits or losses from operations. The Manager will provide the Member with information sufficient to permit the Member to prepare and file all necessary federal and state income tax returns for the Company and any other reports requested by the Member.

     25. Books and Records. The Company will keep, at its principal office, all records required by the Act. Such records will be available for inspection and copying by the Member, at its expense, during ordinary business hours. In addition, the Member will be entitled to such information and accounting with respect to the Company as provided in the Act.

     26. Banking. The Company may establish one or more bank or financial accounts and safe deposit boxes. The Manager may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Manager deems advisable.

     27. Dissolution. The Company will dissolve and its affairs will be wound up on the first to occur of the following:

             (a) the written consent of the Member;

             (b) the expiration of the period fixed, if any, for the duration of the Company set forth in its Articles of Organization; or

             (c) entry of a decree of judicial dissolution of the Company under the Act.

     28. Liquidation and Termination. On dissolution of the Company the Member, or such person as may be appointed by the Member, will be the liquidator. The liquidator will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation will be borne as a Company expense. Until final liquidation, the liquidator will continue to operate the Company properties with all of the power and authority of the Member and a manager. The steps to be accomplished by the liquidator include the following:

             (a) as promptly as possible after dissolution and again after final liquidation, the liquidator will make or cause to be made a proper accounting of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

             (b) the liquidator will cause any notices required under the Act to be mailed to each known creditor of and claimant against the Company in accordance with the Act;

             (c) the liquidator will pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation and any advances described in Section 33) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

             (d) all remaining assets of the Company will be distributed to the Member.

All distributions in kind to the Member will be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of liquidation with respect to such in-kind distribution, and those costs, expenses, and liabilities will be allocated to the distributee pursuant to this Section 28. The distribution of cash or property to the Member in accordance with this Section 28 constitutes a complete return to the Member of its capital contributions, a complete distribution to the Member in respect of its Ownership Interest, and a complete return of all the Company's property and constitutes a compromise.

     29. Statement of Dissolution. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Manager (or such other person or persons as the Act may require or permit) will file a statement of dissolution with the Secretary of State of Colorado, cancel any other filings to do business in any jurisdiction made pursuant to this Agreement, and take such other actions as may be necessary to terminate the Company.

     30. Binding Effect. Subject to any restrictions on transfers set forth in this Agreement, this Agreement is binding upon, and inures to the benefit of, the Member and his successors and assigns. All of the provisions of this Agreement, including any relating to contribution rights or obligations, will inure solely to the benefit of the Member and the Company, without conferring on any other person, entity or governmental authority any rights of enforcement or other rights.

     31. Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the person may require. The singular or plural include the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense.

     32.  Governing  Law. This  Agreement  will be governed by, and construed in accordance with, the laws of the State of Colorado, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. Any conflict (or apparent conflict) between this Agreement and the Act will be resolved in favor of this Agreement except as otherwise required by the Act. Any matter not specifically covered by this Agreement will be determined as provided in the Act.

     33. Advances by Member. If the Company does not have sufficient cash to pay its obligations, the Member, at its sole discretion, may agree to advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 33 constitutes a loan from the Member to the Company, bears interest at the rate agreed to with the Company at such time, from the date of the advance until the date of payment, and is not a capital contribution. Upon the Member's request, the Company will execute and deliver to the Member a promissory note setting forth the terms and conditions of any advance.

     34. Amendment. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

     The initial Member/Manager has signed this Operating Agreement of HCIC Holdings, LLC to be effective upon formation of the Company, notwithstanding the actual date of signing.

                                HCIC Holdings, LLC

                                By:  TRWC, Inc., its sole Member and Manager


                                    By:_________________________________________
                                        Name:
                                        Title:

                                   Exhibit 3.2



                               FORM OF STOCK POWER



         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer ____________________________________ (____________) shares of the common stock of Two Rivers Water Company, a Colorado corporation (the "Corporation"), which stock is standing in the name of the undersigned on the books and records of the Corporation, to ______________________, and does hereby irrevocably constitute and appoint _______________________ as attorney-in-fact to transfer the said stock on the books of said Corporation, with full power of substitution in the premises.



         Dated October ____, 20__.




                                   ---------------------------------------------
                                   Stockholder

                                   Exhibit 3.4

================================================================================
















                            INVESTOR RIGHTS AGREEMENT

                      dated as of __________________, 2010,

                                  by and among

                            TWO RIVERS WATER COMPANY

                                     AND THE

                            SHAREHOLDERS NAMED HEREIN


















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                                                                  EXECUTION COPY
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                  THIS INVESTOR RIGHTS AGREEMENT dated as of _____________, 2010
 (this "IR Agreement"), by and among TWO RIVERS WATER COMPANY, a Colorado corporation (the "Company"), John R. McKowen, an individual and shareholder of the Company ("McKowen"), and the SHAREHOLDERS signatory hereto and identified on Annex I hereto (each, a "Shareholder" and, collectively, the "Shareholders" for so long as he or she beneficially holds any Company Stock).

                  WHEREAS, as of the date of this IR Agreement, the Company, TRWC, Inc., a Colorado corporation and wholly-owned subsidiary of the Company ("TRWC"), and Two Rivers Basin, LLC, a Colorado limited liability company ("TRB"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to the terms and conditions of which and upon consummation of the merger contemplated therein (the "Merger"), the Company has agreed to issue to each Shareholder in exchange for the Company Units (as defined in the Merger Agreement) held by such Shareholder, the number of shares of Company Stock set forth opposite each Shareholder's name on Annex I hereto;

                  WHEREAS,  as a condition to consenting to and consummating the
Merger and the transactions contemplated in the Merger Agreement, the Shareholders have required and the Company has agreed to extend to the Shareholders certain registration and Board member designation rights as set forth herein;

                  WHEREAS, a condition to the delivery of Company Stock to the Shareholders as contemplated by the Merger Agreement is the execution and delivery of this IR Agreement, which specifies, among other things, the designation of one member to the Company's Board of Directors (the "Board"), restrictions on the terms of dispositions of the Stock held by each of the Shareholders and certain registration and other rights to the Shareholders.

                  WHEREAS, upon the consummation of the Merger and delivery of the Exchange Documents by each Shareholder as contemplated by the Merger Agreement, each Shareholder will beneficially hold, the number of shares of Company Stock set forth opposite such Shareholder's name on Annex I attached hereto; and

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this IR Agreement and the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement. As used herein, the following terms shall have the following respective meanings:

                  "Articles   of   Incorporation"    means   the   articles   of
         incorporation of the Company initially filed on December 20, 2002, as they may be amended, supplemented or restated from time to time

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                  "Board" has the meaning given to such term in the recitals.

                  "Business Day" means each day other than Saturday, Sunday, any federal holiday or state recognized holiday in the State of Colorado.

                  "Bylaws" means the bylaws of the Company, as they may be amended, supplemented or restated from time to time.

                  "Cause" with respect to removal of a director means (a) willful and material dishonesty, fraud, or embezzlement on the part of the director; (b) a material breach of, gross negligence with respect to, or the willful failure or refusal by the director to perform and discharge his or her duties, responsibilities, or obligations as a director (other than by reason of illness, disability, or death) including his or her fiduciary duties and any rules or standards adopted from time to time by the Board that is not corrected within 15 days following written notice thereof to the director, such notice to state with specificity the nature of the breach, failure, or refusal; (c) the conviction of or the entry of a plea of nolo contendere by the director of any felony; (d) a breach by the director of his or her duty of loyalty to the Company; or (e) drug or alcohol abuse (legal or illegal) that materially impairs the director's ability to perform his or her duties as a director.

                  "Company"   has  the  meaning   given  to  such  term  in  the
introductory paragraph.

                  "Company Governing Documents" has the meaning given to such term in Section 3.1.

                  "Company Stock" means the common stock, par value $0.001 per share, of the Company.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Exchange Deliveries" has the meaning given to such term in the Merger Agreement.

                  "Family Member" with respect to McKowen, means McKowen's spouse, any direct descendant of McKowen or his spouse, or any entity, all of the beneficial owners of which are McKowen, his spouse, any direct descendant of McKowen or his spouse.

                  "IR Agreement" has the meaning given to such term in the caption.

                  "Holdback" has the meaning given to such term in the Merger Agreement.

                   "Liens" means security interests, liens, pledges, charges, claims, restrictions, options, rights of first refusal, rights of first offer, rights of co-sale, drag-along rights, preemptive rights, voting trusts, voting agreements, other restrictions on Transfer or voting and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money, but excluding any restrictions imposed by this IR Agreement.

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                   "Merger  Agreement"  means the  Agreement and Plan of Merger, dated as of ___________, 2010, by and among the Company and the parties named therein, as it may be amended, supplemented or restated from time to time.

                  "Person" means a natural person, or any legal, commercial or governmental entity, such as, but not limited to, a corporation, partnership, limited liability company, association, trust or unincorporated organization.

                   "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registration Expenses" will mean all expenses incurred by the Company in complying with Section 4.1, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Shareholders, blue sky fees and expenses, and the expense of any special audits incident to or required by and such registration (but excluding the compensation of regular employees of the Company which will be paid in any event by the Company).

                  "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

                  "Selling Expenses" will mean all underwriting discounts and selling commissions applicable to the sale.

                  "Shareholder  Designee"  has the meaning given to such term in
Section 5.2.

                   "Shareholders" has the meaning given to such term in the introductory paragraph.

                  "Stock Consideration" has the meaning given to such term in the Merger Agreement.

                  "Threshold  Percentage"  has the meaning given to such term in
Section 5.2.

                  "Transaction Documents" has the meaning given to such term in the Merger Agreement.

                  "Transfer," as to any Stock, means to, directly or indirectly, sell, assign, pledge, hypothecate, mortgage, or in any other way encumber or otherwise dispose of, with or without consideration.




                                      -4-

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                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each Shareholder hereby represents and warrants to the Company that the statements contained in this Article II are correct and accurate as to such Shareholder as of the date of this IR Agreement (except that in the case of those statements that by their terms are limited to a specific date, as of such date).

               (a) Ownership of Shares. Such Shareholder, prior to the Effective Time, is the owner of all right, title and interest (legal and beneficial) in and to that number or percentage of Company Units set forth opposite such Shareholder's name on Annex I hereto, free and clear of any and all Liens of any nature whatsoever. The delivery to the Company of the Company Units owned by such Shareholder transferred to the Company valid title thereto, free and clear of any and all Liens as of the Effective Time, and there are no Equity Rights relating to the Company Units owned by such Shareholder. The Company Units owned by such Shareholder have not been transferred in violation of, and are not currently subject to, any right of first refusal or similar right of any Person. The number of shares of Company Stock set forth opposite each Shareholder's name on Annex I hereto represents the total number of shares of Company Stock such Shareholder shall receive in exchange for the surrender of the Company Units held by such Shareholder upon (i) consummation of the Merger, and (ii) delivery of the Exchange Documents as contemplated in Article 3 of the Merger Agreement. No Person claiming by or through such Shareholder has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option for the purchase of any of such shares to be issued pursuant to the Merger at the Effective Time

               (b) Capacity and Validity. Such Shareholder has all requisite legal power and authority to enter into this IR Agreement, and to perform his or her obligations hereunder. This IR Agreement has been duly executed and delivered by such Shareholder and constitutes the binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Such Shareholder has voted in favor of the Merger Agreement, this IR Agreement and the transactions contemplated by each respectively. None of the execution and delivery of the Merger Agreement, the other Transaction Documents, nor this IR Agreement by the Shareholder, nor the consummation of the transactions contemplated under each respectively, will violate any provisions of any Contract, Law or Order to which the Shareholder is subject.

               (c) Consents. No consent or approval of or authorization or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by such Shareholder in connection with such Shareholder's execution, delivery

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          and performance of any of the Merger Agreement, this IR Agreement, the other Transaction Documents, nor the consummation of the transactions contemplated under each respectively.

               (d) No Brokers. Such Shareholder has not entered into any agreement or incurred any obligation, directly or indirectly, for the payment of any broker's or finder's fee or commission, or any other similar payment to any Person in connection with any of the Merger Agreement, this IR Agreement, the Transaction Documents, nor the transactions contemplated under each respectively, and nor is such Shareholder otherwise obligated to pay any such fee, commission or other payment, and there is no basis for any claim by any Person for the payment of such a fee, commission or other payment.

               (e) Investor Qualifications. Such Shareholder acknowledges that he or she can bear the economic risk of his or her investment, and has such knowledge and experience in financial or business matters that he or she is capable of evaluating the merits and risks of his or her investment in the Company Stock. Such Shareholder further acknowledges that the Company Stock is a speculative investment which involves a risk of loss of the Shareholder's investment and that there is no specified rate of return on an investment in the Company Stock nor has any specified rate of return been promised or otherwise represented to such Shareholder. Such Shareholder represents that he is an individual and a bona fide resident of the State of Colorado, California, Nevada or New Jersey.

               (f) Purchase for Own Account. The Company Stock to be received by such Shareholder as his or her proportionate share of the Stock Consideration shall be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Shareholder has no present intention of selling, granting any participation in or otherwise distributing the same. Such Shareholder has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any other Person, with respect to any of the shares of Company Stock. There is no plan or intention by the Shareholder to sell, exchange or otherwise dispose of a number of shares of the Stock Consideration that would reduce the Shareholders' ownership of Parent Stock to a number of shares having a value, as of the Closing Date of less than 50 percent of the value of all formerly outstanding Company Units as of the Closing Date.

               (g) Disclosure of Information. Such Shareholder has received and reviewed the Company's Form 10-Q for the quarter ended March 31, 2010, Form 10-K for the fiscal year ended December 31, 2009, Proxy Statement for November 19, 2009 Annual Meeting of Shareholders, and such other documents of the Company as are publicly available relating to the Company's business, finances and operations ("Current Filings"). Such Shareholder has internet access through the EDGAR System at http://www.sec.gov to all past and future filings made by the Company and agrees that each such filing shall be deemed to have been delivered to such Shareholder. Such Shareholder further understands that the Stock Consideration will be governed by the Company's organizational documents, which such Shareholder has received and reviewed and agrees to be legally bound. Such Shareholder has been furnished any additional information that it considers necessary or appropriate to enable such Shareholder to evaluate the merits and

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          risks of an investment in the Company Stock.  Such Shareholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Company Stock and the business, properties, prospects and financial condition of the Company, and all such questions have been answered to the full satisfaction of such Shareholder.

               (h) Restrictions. Such Shareholder acknowledges that the shares of Company Stock constituting the Stock Consideration shall be subject to the restrictions set forth in this IR Agreement. Such Shareholder further acknowledges that the Company Stock subject to this IR Agreement has not been registered under the Securities Act or the securities laws of any state and cannot be offered, sold or otherwise Transferred by the Shareholder unless subsequently so registered or unless exemptions from the registration requirements of the Securities Act and all applicable state securities laws are available for the transaction.

               (i) Statements True and Correct. No statement, certificate, instrument, or document furnished or to be furnished by such Shareholder pursuant to the Merger Agreement, this IR Agreement, any Transaction Document or any other document, agreement, or instrument referred to therein or herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (j) No Tax Advice. The parties to the Merger have indicated their intention that the Merger qualify as a tax-free reorganization pursuant to the Code, however, no party hereto makes any representation with respect to the Tax liability that may arise as a result of the Merger or any other transaction contemplated by the Merger Agreement, this IR Agreement or any of the transactions contemplated under each respectively. Except to the extent that a Shareholder is successful in a claim for indemnification under Article 8 of the Merger Agreement for a Tax liability resulting from any breach by Parent or TRWC of any representation, warranty, covenant, agreement or other obligation under the Merger Agreement, such Shareholder understands and acknowledges that he or she (and not the Company) shall be responsible for his or her own Tax liability that may arise as a result of the Merger, any transaction contemplated by the Merger Agreement and any other transaction contemplated by this IR Agreement.

               (k) Member Agent. Such Shareholder does not now nor will he have at any time during the Restricted Period any engagement letter, agreement or other arrangement with Member Agent (as defined in the Merger Agreement) for legal representation of the such Shareholder. For purposes of clarification, legal representation as used in this context does not include escrow services provided by Member Agent.

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                                  ARTICLE III

                    RESTRICTIONS ON TRANSFER OF COMPANY STOCK

               3.1 Restrictions on Transfers of Company Stock.

               (a) Each Shareholder shall not effect any Transfer, public sale or distribution of, or otherwise dispose of, any of the Company Stock (other than those shares of Company Stock included in a registration statement under the Securities Act pursuant to Article IV hereof and such disposition is made in accordance with such registration statement) for a period of eighteen months beginning on the Closing Date and terminating ____________________ (the "Restricted Period"), unless released or otherwise waived in writing by the Company. Each Shareholder further agrees that during the Restricted Period, the Company shall not be obligated to effect nor shall any Shareholder submit any request or demand that the Company effect a registration with respect to all or any part of the Company Stock owned by such Shareholder other than as provided in Article IV.

               (b) Following expiration of the Restricted Period of this IR Agreement, no Shareholder shall Transfer any Company Stock unless:

                    (i) such Transfer is in accordance  with the Securities Act, the Exchange Act and all applicable state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such transaction or pursuant to an exemption therefrom; and

                    (ii) the Shareholder  complies with all  restrictions on the transfer of shares of Company Stock imposed under the Company's Articles of Incorporation and Bylaws or other Company document governing restrictions on transfer of Company stock (the "Company Governing Documents").

Any Transfer or attempted Transfer of any Company Stock in violation of any of the provisions of this Article II shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Company Stock as the owner of such Company Stock for any purpose. In furtherance and not in limitation of the foregoing, no Transfer of Company Stock shall become effective unless and until any and all conditions set forth in the Company Governing Documents have been met.

          3.2 Legend.

               (a) Each certificate representing Company Stock shall (unless otherwise permitted by the provisions of this IR Agreement be stamped or otherwise imprinted with a legend in substantially the following form:

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                       "THE   SECURITIES   REPRESENTED   HEREBY  HAVE  NOT  BEEN
                       REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND, EXCEPT IN CERTAIN CIRCUMSTANCES, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                       THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF the Company's articles of incorporation, bylaws and that CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE COMPANY AND THE SHAREHOLDER dated SEPTEMBER 14, 2010 WHICH AGREEMENT PROHIBITS THE SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ANY TIME PRIOR TO MARCH 14, 2012. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES WILL BE
                       DEEMED TO AGREE TO AND WILL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

               (b) Subject to Section 3.2(e) below, the Company agrees that, during the term of this IR Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), such legend from any such certificate and will place or cause to be placed such legend on any new certificate issued to represent shares theretofore represented by a certificate carrying such legend.

               (c) Each Shareholder agrees that the Company may instruct its transfer agent to impose stop-transfer instructions with respect to shares of Company Stock represented by certificates bearing the legend referred to in Section 3.2(a) above to enforce the provisions of this IR Agreement until the expiration of the Restricted Period or unless the restrictions set forth in this Article 3 are released or otherwise waived in writing by the Company.

               (d) Following the termination of this IR Agreement, the Company will be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder will have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration under the Securities Act (or pursuant to a valid exemption therefrom), qualification or legend.

               (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities will be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     3.3 Additional Procedures for Transferring Company Stock.

         If reasonably requested by the Company, any Shareholder seeking to Transfer Company Stock shall deliver a written opinion, addressed to the Company, of counsel for such Shareholder, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company), the proposed Transfer does not involve a transaction requiring registration or qualification of such Company Stock under the Securities Act or the Securities or "blue sky" laws of any state of the United States. Each certificate or other instrument evidencing the Securities issued upon the Transfer of any Company Stock (and each certificate or other instrument evidencing any untransferred balance of such Stock) shall bear the legends set forth in Section 3.2.


                                   ARTICLE IV

                               REGISTRATION RIGHTS

     4.1 Piggyback Registration Rights.

               (a) In the event, at any time during the Restricted Period, that the Company determines to prepare and file with the Securities and Exchange Commission, or participate in the filing of, a registration statement or a prospectus supplement to an effective registration statement registering under the Securities Act any Company Stock held by McKowen or any of his Family Members, the Company shall notify each Shareholder in writing of such determination (the "Registration Notice"). During the Restricted Period, each Shareholder desiring to include in any such registration statement all or any part of the Company Stock held by such Shareholders will, within fifteen days after the date of the Registration Notice, deliver to the Company a written request stating the number of shares of Company Stock then owned by such Shareholder and the number of shares requested by such Shareholder to be registered. Notwithstanding anything to the contrary herein, the rights provided to Shareholders in this Section 4.1(a) shall be exercisable only during the Restricted Period and such rights shall expire contemporaneously with the term of the Restricted Period.

               (b) Underwriting. If the registration statement under which the Company gives notice under this Section 4.1 is for an underwritten offering, the Company will so advise the Shareholders. All Shareholders proposing to distribute their shares of Company Stock through such underwriting will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Shareholder disapproves of the terms of any such underwriting, such Shareholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten Business Days prior to the effective date of the registration statement. Any shares of Company Stock excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration.

               (c) Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 4.1 prior to the effectiveness of such registration whether or not any Shareholder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration will be borne by the Company in accordance with Section 4.1(d).

               (d) Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 4.1 will be borne by the Company. All
          Selling Expenses incurred in connection with any registrations hereunder will be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

     4.2 Delay of Registration; Furnishing Information.

               (a) No Shareholder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article IV.

               (b) It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.1 that the selling Shareholders will furnish to the Company such information regarding themselves, the shares of Company Stock held by them and the intended method of disposition of such securities as will be required to effect the registration of their shares of Company Stock.

          4.3 Indemnification with Respect to Registration.

         In the event any of the shares of Company Stock owned by a Shareholder are included in a registration statement under Section 4.1 of this IR
 Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Shareholder, any underwriter (as defined in the Securities Act) for such Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Shareholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;

          provided  however,  that the  indemnity  agreement  contained  in this
          Section 4.3(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld, nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Shareholder or underwriter of such Shareholder under an instrument duly executed by such person and stated to be specifically for use in connection with such registration.

               (b) To the extent permitted by law, each Shareholder will, if shares of Company Stock held by such Shareholder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Shareholder selling securities under such registration statement or any of such other Shareholder's partners, directors or officers or any person who controls such Shareholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Shareholder, or partner, director, officer or controlling person of such other Shareholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder under an instrument duly executed by such Shareholder and stated to be specifically for use in connection with such registration; and each such Shareholder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Shareholder, or partner, officer, director or controlling person of such other Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 4.3(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, which consent will not be unreasonably withheld; provided further, that in no event will any indemnity under this
          Section 4.3 exceed the net proceeds from the offering received by such Shareholder.

               (c) Promptly  after  receipt by an  indemnified  party under this
          Section 4.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 4.3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.3.

               (d) If the indemnification provided for in this Section 4.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event will any contribution by a Shareholder hereunder exceed the net proceeds from the offering received by such Shareholder.

               (e) The  obligations  of the Company and  Shareholder  under this
          Section 4.3 will survive completion of any offering of shares of Company Stock in a registration statement and the termination of this IR Agreement. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                                   ARTICLE V

                               BOARD OF DIRECTORS

5.1      Number of Directors.

         Immediately following the Merger, the Board shall consist of five (5) directors. The number of directors may be modified in accordance with the Company Governing Documents, subject to the terms of this Article V.

          5.2 Election.

               (a) So long as the Shareholders executing this Agreement collectively hold at least one-half of the aggregate number of shares of the Stock Consideration issued in connection with and at the Closing of the Merger, and such total number of shares of the Stock Consideration then held by the Shareholders equals or exceeds ten percent (10%) of the total number of shares of Company Stock issued and outstanding (the "Threshold Percentage"), the Shareholders holding a majority of the issued and outstanding Stock Consideration shall have the right to designate one member of the Board as set forth herein and in accordance with the Bylaws (the "Shareholder Designee"). The Company (including any appropriate committee thereof) shall, subject only to such nomination not being in violation of the fiduciary duties of members of the Board, nominate the Shareholder Designee for election or re-election, as applicable, as a director of the Company as part of the slate prepared by the Company. McKowen shall vote all of his shares of Company Stock and shall, as promptly as practicable, take all other necessary or desirable actions within his control (whether in his capacity as a shareholder of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special Board and shareholder meetings) so that the slate of nominees nominated for election to the Board by the Company in any definitive proxy statement of the Company shall be elected at or as of the meeting date and time set forth in such definitive proxy statement, including the Shareholder Designee, who, as of the date of this Agreement, shall be John Stroh. Each Shareholder shall either (i) vote all of his shares of Company Stock and shall, as promptly as practicable, take all other necessary or desirable actions within his control (whether in his capacity as a shareholder of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special Board and shareholder meetings) so that the slate of nominees, including the Shareholder Designee, nominated for election to the Board by the Company in any definitive proxy statement of the Company shall be elected at or as of the meeting date and time set forth in such definitive proxy statement; or (ii) abstain from voting and take no action in support or opposition of any candidate nominated for election to the Board.

               (b) The Shareholders shall deliver in writing to the Company the name of one nominee within fifteen days of the date of any request by the Company to submit the Shareholder Designee for election to the Board as contemplated in 5.2(a) above. Any vacancy resulting from the failure by the Shareholders to submit timely the Shareholder Designee shall be filled at the next meeting held for such purpose pursuant to 5.3(a) below.

               (c) The remaining Board members shall be elected and removed in accordance with the Bylaws.

               (d) If the Shareholders cease to own at least the Threshold Percentage of the Company Stock issued and outstanding on the date of this IR Agreement, then such group shall cease to have the right to designate the Shareholder Designee pursuant to this Section 5.2.

               (e) With respect to each Shareholder Designee, the Shareholders shall cause the Shareholder Designee to provide to the Company all necessary assistance and information related to such Shareholder Designee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies or otherwise.

          5.3 Vacancies and Removal.

               (a) The Shareholder Designee will be elected at any annual or special meeting of the shareholders of the Company (or by written consent in lieu of a meeting of the shareholders of the Company) and will serve until their successors are duly elected and qualified or until their earlier resignation or removal.

               (b) The removal from the Board without Cause of any Shareholder Designee elected under Section 5.2(a) through (c) will be effective only upon the written request of the party or parties entitled to designate such representative pursuant to such Section. The removal from the Board for Cause of any Shareholder Designee elected under
          Section 5.2(a) through (c) shall be effected as provided in the Bylaws, and any vacancy resulting therefrom shall be filled by a director elected pursuant to Section 5.2 as promptly as practicable.

               (c) In the event that the Shareholder Designee elected to the Board pursuant to Section 5.2 for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a director elected pursuant to
          Section 5.2 as promptly as practicable.

               (d) In the event that the Shareholders collectively elect not to designate a director that they are entitled to designate in accordance with Section 5.2 above, such vacancy shall be remain vacant until filled as provided in Section 5.3(a) above.

               (e) In the event that the Shareholders cease to have a right to designate a member of the Board pursuant to Section 5.2 above, the Board may remove the Shareholders' designee, and any vacancy on the Board created by such removal or otherwise existing shall be filled as provided in the Bylaws without regard to the rights set forth in this
          Section 5.2 above.

          5.4 Expenses and Insurance.

                  The director elected pursuant to Section 5.2 shall be entitled to receive such fixed sum or stated salary for services as determined by the Board. The Company may obtain and maintain director and officer indemnity insurance coverage. Indemnification and exculpation of directors shall be as set forth in the Company Governing Documents.

                                   ARTICLE VI

                                   TERMINATION

          6.1 Holdback; Indemnification Under Merger Agreement.

         Each Shareholder acknowledges and agrees (i) that it is receiving the Stock Consideration subject to all terms, provisions and conditions applicable to a TRB Member under the Merger Agreement (including, without limitation, Articles 3, 8, 9, and 10) and the Transaction Documents, which are enforceable against the Shareholders and the Holdback as set forth in the Merger Agreement, and (ii) to indemnify and hold harmless, to the fullest extent permitted by law, the TRWC Indemnitees as set forth in Article 8 of the Merger Agreement.

          6.2 Termination of Agreement.

         This IR Agreement may be terminated in whole or part at any time by mutual agreement in writing by all of the parties hereto. Notwithstanding anything contained herein to the contrary, the Shareholders acknowledge and agree that the binding provisions set forth in Articles 3 and 8 of the Merger Agreement may survive termination of this IR Agreement, and in the event of a conflict with the terms of this IR Agreement, the provisions of Articles 3 and 8 of the Merger Agreement shall govern.

                                  ARTICLE VII

                                  MISCELLANEOUS

          7.1 Injunctive Relief.

         It is acknowledged that it will be impossible to measure the damages that would be suffered by the parties hereto if a party hereto fails to comply with the provisions of this IR Agreement and that in the event of any such failure, the parties hereto will be immediately and irreparably harmed and will not have an adequate remedy at law. The parties hereto shall, therefore, be entitled to obtain specific performance of each party's obligations hereunder and to obtain immediate injunctive relief, without the obligation to post a bond. The parties hereto shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the parties hereto have an adequate remedy at law.

          7.2 Successors and Assigns.

         This IR Agreement shall be binding upon and inure to the benefit of the Company and the Shareholders and their respective permitted successors and assigns. Nothing in this IR Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this IR Agreement.

          7.3 Entire Agreement.

         This IR Agreement (together with its Annexes), the Merger Agreement (together with its Schedules and Exhibits), and the Transaction Documents contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior understanding or agreement, oral or written with respect to such matters including, without limitation, that certain Letter of Intent dated June 14, 2010 between TRWC and the Company.

          7.4 Notices.

         All notices, requests, demands, claims, consents and other communications hereunder to any party shall be in writing and shall be deemed sufficient when (i) mailed by United States certified mail, return receipt requested, (ii) mailed by overnight express mail, (iii) sent by facsimile or telecopy machine, followed by confirmation mailed by first-class mail or overnight express mail, or (iv) delivered in person, or such other address as a Party may provide to the other in accordance with the procedure for notices set forth in Section 11.4 of the Merger Agreement.

          7.5 Amendments; Waivers.

               (a) Except as expressly set forth herein, the provisions of this IR Agreement may not be amended or modified without the prior written consent of (i) the Company, and (ii) the Shareholders.

               (b) No course of dealing between the Company and the Shareholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this IR Agreement. Failure to insist upon strict compliance with any of the terms or conditions of this IR Agreement at any one time shall not be deemed a waiver of such term or condition at any other time; nor shall any waiver or relinquishment of any right or power granted herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

          7.6 Counterparts.

         This IR Agreement may be executed in any number of counterparts and by facsimile, each of which shall be an original, and all such counterparts shall constitute one and the same Agreement, binding on all the Parties
notwithstanding   that  all  the  Parties  are  not   signatories  to  the  same
counterpart.

          7.7 Headings.

         The headings and captions contained in this IR Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or prescribe the scope of this IR Agreement or the intent of any provision.

          7.8 Severability.

         It is the desire and intent of the parties that the provisions of this IR Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this IR Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this IR Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this IR Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          7.9 Governing Law; Dispute Resolution.

               (a) Governing Law. Notwithstanding the place where this IR Agreement may be executed by any of the Parties, the Parties expressly agree that this IR Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Colorado, without regard for its conflict of laws doctrine.

                    (b) Dispute Resolution.

                         (i)  Except as  provided  in  Section  7.1  above,  any
                    dispute arising between the Parties relating to this Agreement will be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association under the United States Arbitration Act, and may not be the subject of litigation in any forum. The arbitration will be conducted in Denver, Colorado, before a single arbitrator affiliated with the Judicial Arbiter Group. If the Judicial Arbiter Group is unavailable to conduct the arbitration, then it will be before another arbitral body in such venue, selected by the parties, or if they cannot agree on another arbitral body, the American Arbitration Association. The arbitrator will have full authority to order specific performance and award damages and other relief available under this Agreement, but will have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, will be confidential, except as required to be disclosed by law. The decision of the arbitrator will be written and will be final and binding and non-appealable, and judgment on the award by the arbitrator may be entered in any court of competent jurisdiction.

                         (ii) Except for equitable remedies (including injunctive relief), in the absence of fraud, the parties hereto acknowledge and agree that the sole and exclusive remedy of the parties to this Agreement from and after the Closing Date with respect to any Losses or Adverse
                    Consequences arising from claims for breach of representations and warranties under this Agreement shall be solely in accordance with, and limited by, the indemnification provision set forth in Article 8 of the Merger Agreement. Notwithstanding the preceding sentence, and except to the extent of a breach of any representation, warranty, covenant, agreement or any other obligation contained in the Merger Agreement or this Agreement, the indemnification provisions of Article 8 shall not apply to any claim or liability released under the Release and Waiver (as defined in the Merger Agreement).

                  IN WITNESS WHEREOF, the parties have executed and delivered this IR Agreement on the date first above written.

                                       THE COMPANY:

                                       TWO RIVERS WATER COMPANY

                                       By:   ________________________________
                                             Name:

                                       SHAREHOLDERS:


                                       By:   ________________________________
                                             Name:

                                       By:   ________________________________
                                             Name:

                                       By:   ________________________________
                                             Name:


                                       By:   ________________________________
                                             Name:


                                       By:   ________________________________
                                             Name:


                                       By:   ________________________________
                                             Name:


                                       By:   ________________________________
                                             Name:


                                       By:   ________________________________
                                             Name:


                           For the limited purposes set forth in Article V:


                                       By:   ________________________________
                                             Name:  John R. McKowen

                                     Annex I


                                  Shareholders


 Shareholder Name         Number of Company          Number of Shares of
                                                  Company Stock to be Issued
                          Units Surrendered
-------------------- -------------------------- ----------------------------
Fred F. Jones                1,992,860                     996,430

Kevin Lowther                1,992,860                     996,430

Steve Hodges                 1,992,860                     996,430

John Stroh                   1,992,860                     996,430

Roger Lefler                 1,992,860                     996,430

Ken Roehrich                 1,992,860                     996,430

David Cheng                  1,992,860                     996,430

Keith Wilhite                1,049,980                     524,990

                                                                     Exhibit 3.5

                                 MUTUAL RELEASE

         This Mutual Release is entered into this __________, 2010, by and between, on the one hand, Two Rivers Water Company, a Colorado corporation and TRWC, Inc., a Colorado corporation ("Two Rivers" and "TRWC," respectively) and, on the other hand, Two Rivers Basin, LLC, a Colorado limited liability company ("TRB"). Two Rivers, TRWC and TRB each is referred to herein as a "Party" and collectively as the "Parties."

         For and in consideration of the mutual obligations set forth in the Merger Agreement of even date herewith, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, each Party covenants and agrees as follows:

                  1. Release By Two Rivers and TRWC. Two Rivers and TRWC, together with their respective successors, predecessors, assigns, executors, administrators, agents and insurers (referred to collectively as the "TRWC Releasors"), do hereby release, acquit and forever discharge TRB, together with its agents, officers, directors, members, managers, shareholders, employees, partners, representatives, attorneys, successors, predecessors, assigns and insurers, and all persons acting by, through, under or in concert with TRB, and also HCIC Holdings, LLC (each of the foregoing referred to collectively as the "TRB Releasees"), of and from any and all claims, demands, complaints, liabilities, causes of action, controversies, damages, charges, agreements, promises, obligations, compensation, rights, actions, remedies, suits, injuries, debts, expenses, sums of money, accounts, reckonings, bills, and claims for attorneys' fees, of any kind or nature whatsoever, whether based on tort, contract, statute or any other theory of recovery at law or in equity, whether asserted or unasserted, whether known or unknown, and whether suspected or unsuspected, which the TRWC Releasors ever had, now have or hereafter may claim to have or have had against any of the TRB Releasees from the beginning of time up to and including the date of this Release, arising under or in connection with:

                   (A) the Contribution Agreement dated as of August 17, 2009, among the TRB, TRWC and HCIC Holdings, LLC, a Colorado limited liability company ("HCIC"); (B) the HCIC Operating Agreement dated as of August 17, 2009; and (C) the Assignment and Assumption of Share Purchase Agreements and Real Property Options dated as of August 17, 2009, by and between TRB and HCIC.

                  2. Release By TRB. TRB, together with its successors, predecessors, assigns, executors, administrators, agent and insurers (referred to collectively as the "TRB Releasors"), does hereby release, acquit and forever discharge Two Rivers, TRWC and their respective agents, officers, directors, members, managers, shareholders, employees, partners, representatives, attorneys, successors, predecessors, assigns and insurers, and all persons acting by, through, under or in concert with Two Rivers or TRWC, and also HCIC Holdings, LLC (each of the foregoing referred to collectively as the "TRWC Releasees"), of and from any and all claims, demands, complaints, liabilities, causes of action, controversies, damages, charges, agreements, promises, obligations, compensation, rights, actions, remedies, suits, injuries, debts, expenses, sums of money, accounts, reckonings, bills, and claims for attorneys' fees, of any kind or nature whatsoever, whether based on tort, contract, statute or any other theory of recovery at law or in equity, whether asserted or unasserted, whether known or unknown, and whether suspected or unsuspected, which the TRB Releasors ever had, now have or hereafter may claim to have or have had against the TRWC Releasees from the beginning of time up to and including the date of this Release, arising under or in connection with:

                  (A) the Contribution Agreement dated as of August 17, 2009, among the TRB, TRWC and HCIC Holdings, LLC, a Colorado limited liability company ("HCIC"); (B) the HCIC Operating Agreement dated as of August 17, 2009; and (C) the Assignment and Assumption of Share Purchase Agreements and Real Property Options dated as of August 17, 2009, by and between TRB and HCIC.

         This Release is executed by each of the Parties as of the date first set forth above.



TRWC, INC.
By: ___________________________________________________________________
Name:__________________________________________________________________
Title:_________________________________________________________________


TWO RIVERS WATER COMPANY
By: ___________________________________________________________________
Name:__________________________________________________________________
Title:_________________________________________________________________


TWO RIVERS BASIN LLC
By: ___________________________________________________________________
Name:__________________________________________________________________
Title:_________________________________________________________________





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